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                                                                  EXHIBIT (g)(1)

                  CUSTODY AND INVESTMENT ACCOUNTING AGREEMENT

         THIS AGREEMENT, as restated and amended, (the "Agreement") is made and entered into effective as of June 1, 2001 by and among PACIFIC SELECT FUND, a Massachusetts business trust having its principal office and place of business at 700 Newport Center Drive, Newport Beach, California 92660 ("Fund"), STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, N.A, a national banking association chartered by the Comptroller of the Currency having its principal office and place of business at 633 West 5/th/ Street, 12/th/ Floor, Los Angeles, California 90071 ("Custodian") and STATE STREET BANK AND TRUST COMPANY, a Massachusetts banking corporation having its principal place of business at 225 Franklin Street, Boston, Massachusetts 02110 ("State Street Boston").

                                   WITNESSETH:

         WHEREAS, Fund appointed Custodian as custodian of the securities, other investments, monies, and other properties at any time owned by the Fund's investment portfolios (each a "Portfolio" and collectively the "Portfolios") and as agent to perform certain accounting and recordkeeping functions pursuant to the terms and conditions of the Custody Agreement dated December 1, 1987, as amended by Addenda dated January 17, 1989, January 4, 1994, August 15, 1994, November 20, 1995, May 15, 1997, December 18, 1998, and December 15, 1999 and by Assignment, Amendment and Consent dated June 1, 2000.

         WHEREAS, Fund, Custodian, and State Street Boston desire to restate such Custody Agreement together with such Addenda and Assignment, Amendment and Consent and to further amend and restate certain provisions to, among other things, reflect the adoption of Rule 17f-7 ("Rule 17f-7").

         NOW THEREFORE, for and in consideration of the mutual promises contained herein, the parties hereto, intending to be legally bound, mutually covenant and agree as follows:

I. APPOINTMENT OF CUSTODIAN. Fund has appointed Custodian as its custodian with respect to each Portfolio currently existing or which may be added from time to time by notice from Fund to Custodian, and Custodian accepts such appointment, which includes:

         A. Appointment as Custodian for the safekeeping of securities, other investments, monies and other property received from each Portfolio (the "Assets"). Custodian agrees that it shall hold all Assets in an account (as defined below) at Custodian or at State Street Boston as sub-custodian, or as otherwise provided in this Agreement; provided, however, that Custodian shall be the legal situs of each account.

         B. Appointment as agent to perform certain accounting and recordkeeping functions required of a duly registered investment company in compliance with applicable provisions of federal, state and local laws, rules and regulations including, as may be required:

              1. Providing information necessary for Fund to file required financial reports; maintaining and preserving required books, accounts and records

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                     (collectively the "Records") as the basis for such reports;
                     and performing certain daily functions in connection with such Records,

              2. Calculating daily net asset values and per share net asset values of each Portfolio, and

              3.     Acting as liaison with independent auditors.

II.      DUTIES AND RESPONSIBILITIES OF CUSTODIAN

         A. Delivery of Assets. Fund will deliver or cause to be delivered to Custodian from time to time, all Assets, except as permitted by the Investment Company Act of 1940 and the Rules and Regulations thereunder, as amended (the "1940 Act"). Custodian shall have no responsibility or liability whatsoever for or on account of Assets not so delivered. All Assets so delivered (other than bearer securities) shall be registered in the name of Fund and the appropriate Portfolio, or of a nominee of Custodian, or shall be properly endorsed and in form for transfer satisfactory to Custodian.

         B. Delivery of Records. Fund shall turn over to Custodian all Records needed by it to knowledgeably perform its function hereunder. Custodian shall be entitled to rely conclusively on the completeness and correctness of the Records turned over to it by Fund, and Fund shall indemnify and hold Custodian harmless of and from any and all expenses, damages and losses whatsoever arising out of or in connection with any such Records or in the failure of Fund to provide any portion of such Records.

         C.   Delivery of Assets to Third Parties

              1. Custodian will receive delivery and keep safely the Assets delivered to it from time to time segregated in a separate account or accounts (each an "Account"). Custodian will not deliver, assign, pledge or hypothecate any such Assets to any person except as permitted by the provisions of this Agreement or any agreement executed by it according to the terms of Section II.U hereof.

              2. Custodian is responsible for the Assets only until they have been transmitted to and received by other persons as permitted under the terms of this Agreement, except Custodian remains responsible for all Assets held by a sub-custodian employed pursuant to Section II.U, a nominee, correspondent, depository or the Federal Reserve Book-Entry system, or other agent, all of which entities shall be deemed agents of Custodian.

              3. Notwithstanding any other provision of the Agreement, Custodian, subject to approval and annual review of the arrangement by the Board of Trustees of the Fund (the "Board"), is hereby authorized to deposit or arrange for the deposit of Assets eligible for book entry deposit in Federal Reserve Banks under book entry to the extent acceptable under applicable regulations of the Department of the Treasury of the United States and the

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                     Federal Reserve Bank involved, which shall be considered an agent of Custodian and which shall at all times show such Assets as part of the Account of the applicable Portfolio.

              4. Notwithstanding any other provision of this Agreement, Custodian, subject to approval and annual review of the arrangement by the Board, is authorized in its capacity as Custodian and agent for Fund to use the facilities and services of the Depository Trust Company, or any regional system for the central handling of securities with which securities may be deposited under the provisions of section 17(f) of the 1940 Act, which shall be considered an agent of Custodian for such purpose.

         D.   Registration of Assets and Bearer Form Securities

              1. Custodian will hold stocks and other registrable Assets registered in the name of the Portfolios or in the name of any nominee of Custodian for whose fidelity and liability Custodian will be fully responsible, with or without any indication of fiduciary capacity. Unless otherwise instructed, Custodian will register all such Assets in the name of its authorized nominee, provided that such nominee is either "doing business as" Custodian, a partnership consisting solely of Custodian's officers, employees, directors and affiliated entities subject to the legal and operational control of Custodian, or the nominee of a depository that has been registered with or approved by the Securities and Exchange Commission (the "SEC"), and provided further that Custodian and any sub-custodian will use only one nominee each for the Fund. All Assets, and the ownership thereof by Fund, which are held by Custodian, its sub-custodian, nominee, correspondent, depository or the Federal Reserve Book Entry System hereunder, however, shall at all times be identifiable on the records of Custodian and, where applicable, its sub-custodian.

              2. All Assets issued in bearer form shall be maintained in that form and not be subject to reregistration in definitive form; that is, bearer form securities shall not be reregistered in the name of a nominee of Custodian, sub-custodian, or any depository, except upon specific instructions from Fund as to a given Asset. Bearer form securities shall be retained by Custodian or sub-custodian, unless deposited with a depository authorized by the SEC and, if applicable, a State Insurance Commissioner.

              3. At least quarterly, Custodian shall provide Fund an updated list of all Assets including Assets held by a sub-custodian, or re-deposited by Custodian (or sub-custodian) with a depository, Federal Reserve Bank, or correspondent bank.

         E. Exchange of Assets. Upon receipt of "Instructions" as defined in SectionV.A, Custodian will exchange, or cause to be exchanged, Assets of the applicable Portfolio for other Assets issued or paid in connection with any reorganization, recapitalization, merger, consolidation, split-up of shares, change of par value, conversion or otherwise, and will deposit any such Assets in accordance with the

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              terms of any reorganization or protective plan. Without
              Instruction, and with the understanding that Custodian may deliver or cause to be delivered securities for payment in accordance with the customs prevailing among dealers in securities, Custodian is authorized to (i) exchange Assets held by it in temporary form for Assets in definitive form, (ii) effect an exchange of shares when the par value of the stock is changed, and, (iii) upon receiving payment therefore, surrender bonds or other securities held by it at maturity or when advised of earlier call for redemption. Custodian shall receive instructions prior to surrendering any convertible security.

         F. Purchases of Assets. Fund will, on each business day on which a purchase of Assets shall be made by it, deliver to Custodian Instructions which shall specify with respect to each such purchase:

              1.  The name of the issuer and description of the Assets;
              2. The number of shares or the principal amount purchased, and accrued interest, if any;
              3.  The trade date;
              4.  The settlement date;
              5. The purchase price per unit and the brokerage commission, taxes and other expenses payable in connection with the purchase;
              6.  The total amount payable by the Portfolio upon such purchase;
              7. The name of the person from whom or the broker or dealer through whom the purchase was made; and
              8. The name of the Portfolio with respect to which such purchase was made.

              In accordance with such Instructions, Custodian will pay for out of monies held for the Account of the applicable Portfolio, but only insofar as monies are available therein for such purpose, and receive the Assets so purchased by or for the Account of the applicable Portfolio. Such payment will be made only upon receipt by Custodian of the Assets so purchased in form for transfer satisfactory to Custodian.

         G. Sales and Deliveries of Assets - Other Than Options and Futures. Fund will, on each business day on which a sale of Assets has been made, deliver to Custodian Instructions specifying with respect to each such sale:

              1.  The name of the issuer and description of the Assets;
              2. The number of shares or principal amount sold, and the accrued interest, if any;
              3. The date on which the Assets sold were purchased or other information identifying the Assets sold and to be delivered;
              4.  The trade date;
              5.  The settlement date;
              6. The sale price per unit and the brokerage commission, taxes or other information identifying the Assets sold and to be delivered;
              7. The total amount to be received by the Portfolio upon such sale;
              8. The name of the broker or dealer through whom or person to whom the sale was made; and

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              9.     The name of the Portfolio with respect to which the sale
                     was made.

              In accordance with such Instructions, Custodian will deliver or cause to be delivered the Assets thus designated as sold for the Account of the applicable Portfolio to the broker or other person specified in the Instructions relating to such sale, such delivery to be made only upon receipt of payment therefor in such form as is satisfactory to Custodian, with the understanding that Custodian may deliver or cause to be delivered securities for payment in accordance with the customs prevailing among dealers in securities.

         H. Purchases or Sales of Security Options, Options on Indices, Security Index Futures Contracts, Interest Rate Futures Contracts or Foreign Currency Futures Contracts and Options on Index Futures Contracts. Fund will, on each business day on which a purchase or sale of the following options and/or futures shall be made by it, deliver to Custodian Instructions which shall specify with respect to each such purchase or sale:

              1.     The name of the Portfolio making such purchase or sale; and

              2.     In the case of security options:

                     a.    The underlying security;
                     b.    The price at which purchased or sold;
                     c.    The expiration date;
                     d.    The number of contracts;
                     e.    The exercise price;
                     f. Whether the transaction is an opening, exercising, expiring or closing transaction;
                     g.    Whether the transaction involves a put or call;
                     h.    Whether the option is written or purchased;
                     i.    Market on which option traded; and
                     j. Name and address of the broker or dealer through whom the sale or purchase was made.

              3.     In the Case of options on indices

                     a.    The index;
                     b.    The price at which purchased or sold;
                     c.    The exercise price;
                     d.    The premium;
                     e.    The multiple;
                     f.    The expiration date;
                     g. Whether the transaction is an opening, exercising, expiring or closing transaction;
                     h.    Whether the transaction involves a put or call;
                     i.    Whether the option is written or purchased; and
                     j. The name and address of the broker or dealer through whom the sale or purchase was made, or other applicable settlement instructions.

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                  4.   In the case of security index futures contracts, interest
                       rate futures contracts or foreign currency futures contracts

                       a. The last trading date specified in the contract and, when available, the closing level, thereof;
                       b. The index level, or value of the underlying security or currency on the date the contract is entered into;
                       c.   The multiple;
                       d.   Any margin requirements;
                       e. The need for a segregated margin account (in addition to Instructions, and if not already in the possession of Custodian, Fund shall deliver a substantially complete and executed "Procedural and Safekeeping Agreement" which shall be incorporated by reference into this Agreement); and
                       f. The name and address of the futures commission merchant through whom the sale or purchase was made, or other applicable settlement instructions.

                  5.   In the case of options on index futures contracts

                       a.   The underlying index futures contract;
                       b.   The premium;
                       c.   The expiration date;
                       d.   The number of options;
                       e.   The exercise price;
                       f. Whether the transaction involves an opening, exercising, expiring or closing transaction;
                       g.   Whether the transaction involves a put or call;
                       h.   Whether the option is written or purchased; and
                       i.   The market on which the option is traded

                  In accordance with such Instructions, Custodian will pay for out of monies held for the Account of the applicable Portfolio, but only insofar as monies are available therein for such purpose, and receive the Assets so purchased by or for the Account of the applicable Portfolio. Such payment will be made only upon receipt by Custodian of the Assets so purchased in form for transfer satisfactory to Custodian.

         I. Assets Pledged or Loaned. If specifically allowed for in the prospectus of Fund and upon receipt of Instructions:

                  1. Custodian will release or cause to be released Assets to the pledgee designated in such Instructions by way of pledge or hypothecation to secure any loan incurred by a Portfolio; provided, however, that the Assets shall be released only upon payment to Custodian of the monies borrowed, except that in cases where additional collateral is required to secure a borrowing already made, additional Assets may be released or caused to be released for that purpose upon receipt of Instructions.

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                  2.   Custodian will pay, but only from funds available for
                       such purpose, any such loan upon redelivery to it of the Assets pledged or hypothecated therefor and upon surrender of the note or notes evidencing such loan.

                  3. Custodian will release Assets to the borrower designated in such Instructions; provided, however, that if the borrower is a bank or securities broker-dealer, the Assets will be released only upon deposit with Custodian of full collateral consisting of U.S. Government securities or cash or obligations fully guaranteed by the United States of America or any agency or instrumentality thereof as specified in such Instructions, and that each Portfolio will retain the right to any dividends, interest or distribution on such loaned Assets.

                  4. Upon receipt of Instructions and the loaned Assets, Custodian will release the collateral to the borrower.

         J. Routine Matters. Custodian will, in general, attend to all routine and mechanical matters in connection with the sale, exchange, substitution, purchase, transfer, or other dealings with Assets except as may be otherwise provided in this Agreement or directed from time to time by the Board.

         K. Deposit Account. Custodian will open and maintain a special purpose deposit account or accounts in the name of Custodian, subject only to draft or order by Custodian upon receipt of Instructions. All monies received by Custodian from or for an Account of a Portfolio shall be deposited in said Account, barring events not in control of Custodian (such as strikes, lockouts or labor disputes, riots, war or equipment or transmission failure or damages, fire, flood, earthquake or other natural disaster, action or inaction of governmental authority or other causes beyond its control) at 8:00 a.m., Eastern time, on the next business day after deposit of any check, and will be available for withdrawal by Fund in the form of Federal Funds. Custodian may open and maintain an account in such other banks or trust companies as may be designated by it or by properly authorized resolution of the Board, such account, however, to be in the name of Custodian and subject only to its draft or order.

         L. Cash Accounts. Any cash account maintained by Fund with Custodian under this Agreement, wherein there is deposited cash, interest, dividends or the proceeds of Asset sales, shall be deemed to be a part of the Account and shall be subject to all of the other terms and provisions of the Agreement.

         M. Sweep Accounts. Any "sweep" account maintained by the sub-custodian or foreign sub-custodian on behalf of a Portfolio wherein available cash is automatically invested shall be deemed a part of the Account subject to the terms and provisions of this Agreement. Fund shall have the option of selecting the type of account into which the funds are to be swept and, if the available accounts are mutual funds, the particular mutual fund.

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         N.       Income and Other Payments to Fund. Dividends, rights and
                  similar items from equity securities, interest payments and final principal redemptions (collectively, "Income") shall generally be credited to applicable Portfolio on their payable dates; provided, however, that Custodian may provide Fund with a list of exceptions, if any, for foreign securities or securities denominated in foreign currencies (the "Exceptions"). Any credit of Income shall be conditional until Custodian is actually paid the amount it has so credited Fund, and Custodian may reverse or adjust any conditional Income credited; provided however, that Custodian will use its reasonable best efforts to actively pursue collection of such Income as promptly as possible. Unless prior Instructions to the contrary have been received, Custodian will:

                  1. Collect, claim and receive and deposit for the Account of each Portfolio on their payable dates all Income and other payments which become due and payable on or after the effective date of this Agreement with respect to the Assets, and credit the Account of each Portfolio with such Income on their payable dates;

                  2. Execute ownership and other certificates and affidavits for all federal, state and local tax purposes in connection with the collection of bond and note coupons;

                  3. Take such other action as may be necessary or proper connection with:

                       a. the collection, receipt and deposit of such Income and other payments, including but not limited to the presentation for payment of: (1) all coupons and other income items required for such purpose; and
                            (2) all other Assets which may mature or be called, redeemed, retired or otherwise become payable and regarding which Custodian has actual knowledge, or notice which is contained in publications of the type to which it normally subscribes for such purpose; and

                       b. the endorsement for collection, in the name of each Portfolio, of all checks, drafts or other negotiable instruments.

                  4. Sell any rights held for the Account of each Portfolio on the last trade date prior to the date of expiration of such rights;

                  5. With respect to any other income or payments to Fund, including but not limited to the Exceptions, Custodian will use its reasonable best efforts to actively pursue collection of such income and other payments as promptly as possible. Custodian, however, will not be required to institute suit or take other extraordinary action to enforce collection except upon receipt of Instructions and upon being indemnified to its satisfaction against the costs and expenses of such suit or other actions.

         O. Payment of Dividends and other Distributions. On the declaration of any dividend or other distribution on the shares of beneficial interest of a Portfolio

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                  ("Fund Shares") by the Board, Fund shall deliver to Custodian
                  Instructions with respect thereto, including a copy of the Resolution of said Board certified by the Secretary or an Assistant Secretary of Fund wherein there shall be set forth the record date as of which shareholders entitled to receive such dividend or other distribution shall be determined, the date of payment of such dividend or distribution, and the amount payable per share on such dividend or distribution.

                  Except if the ex-dividend date and the reinvestment date of any dividend are the same, in which case funds shall remain in the Account, on the date specified in such Resolution for the payment of such dividend or other distribution, Custodian will pay out of the monies held for the Account, insofar as the same shall be available for such purposes, and credit to the account of the Dividend Disbursing Agent for Fund, such amount as may be necessary to pay the amount per share payable in cash on Fund Shares issued and outstanding on the record date established by such Resolution.

         P. Shares of Fund Repurchased or Redeemed. Whenever any Fund Shares for a Portfolio are repurchased or redeemed by Fund, Fund or its agent shall advise Custodian of the aggregate dollar amount to be paid for such shares and shall confirm such advice in writing. Upon receipt of such advice, Custodian shall charge such aggregate dollar amount to the Account of the Portfolio and either deposit the same in the account maintained for the purpose of paying for the repurchase or redemption of Fund Shares or deliver the same in accordance with such advice.

                  Custodian shall not have any duty or responsibility to determine that Fund Shares repurchased or redeemed by Fund have been removed from the proper shareholder account or accounts or that the proper number of such shares have been cancelled and removed from the shareholder records.

         Q. Shares of Fund Purchased from Fund. Whenever Fund Shares are purchased from Fund, Fund will deposit or cause to be deposited with Custodian the amount received for such shares.

                  Custodian shall not have any duty or responsibility to determine that Fund Shares purchased from Fund have been added to the proper shareholder account or accounts or that the proper number of such shares have been added to the shareholder records.

         R. Proxies and Notices. Custodian will promptly deliver or mail or have delivered or mailed to Fund all proxies properly signed, all notices of meetings, all proxy statements and other notices, requests or announcements affecting or relating to the Assets and will, upon receipt of Instructions, execute and deliver or cause its nominee to execute and deliver or mail or have delivered or mailed such proxies or other authorizations as may be required. Except as provided by this Agreement or pursuant to Instructions, neither Custodian nor its nominee will exercise any power inherent in any such Assets, including any power to vote the same, or execute any proxy, power of attorney, or other similar instrument voting any of

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                  such Assets, or give any consent, approval or waiver with
                  respect thereto, or take any other similar action.

         S. Disbursements. Custodian will pay or cause to be paid insofar as funds are available for the purpose, bills, statements and other obligations of Fund or a Portfolio (including but not limited to obligations in connection with the conversion, exchange or surrender of Assets, interest charges, dividend disbursements, taxes, management fees, custodian fees, legal fees, auditors' fees, transfer agents' fees, brokerage commissions, compensation to personnel, and other operating expenses of Fund or a Portfolio) pursuant to Instructions setting forth the name of the person to whom payment is to be made, the amount of the payment, the Portfolio to be charged, and the purpose of the payment.

         T. Daily Statement of Accounts. Custodian will, within a reasonable time, render to Fund as of the close of business on each day, a detailed statement of the amounts received or paid and of Assets received or delivered for the Account of each Portfolio during said day. Custodian will, from time to time, upon request by Fund, render a detailed statement of the Assets held for one or more of the Portfolios under this Agreement, and Custodian will maintain such Records as are necessary to enable it to do so and will permit such persons as are authorized by Fund, and if demanded, federal and state regulatory agencies to examine the Assets and Records. In any requested review by a regulatory authority having the requisite authority over Fund's Assets or Records, Custodian will furnish any information or reports regarding such Assets or Records which may be requested in order to ascertain whether the operations of Fund are being conducted in a manner consistent with applicable laws and regulations. Upon Instructions or as demanded by federal or state regulatory agencies, Custodian will instruct sub-custodian to permit such persons as are authorized by Fund and if demanded, federal and state regulatory agencies to examine the Assets and Records held by sub-custodian.

                  Custodian acknowledges and understands that Fund engages in securities lending and overnight investing (often through repurchase transactions). In connection therewith, Custodian agrees to provide to Fund, to any portfolio manager of Fund, to the Adviser of Fund, or to any third party authorized by Fund, Asset holdings, the cash amount available for investing, and sale transaction information, on a real time basis or at such times as may be required in order for such parties to conduct securities lending and overnight investment programs. Custodian agrees to cooperate with Fund, its Adviser, its portfolio managers, and authorized third party lending agents and overnight investment agents to facilitate communications, and to permit on-line access and appropriate interfaces to facilitate computer and personal access to such information as is necessary to effect securities lending and overnight investment programs.

         U. Appointment of Sub-Custodian. Notwithstanding any other provisions of this Agreement, all or any of the Assets may be held in Custodian's own custody or in the custody of one or more other banks or trust companies acting as sub-custodians as may be selected by Custodian. Any such sub-custodian must have the qualifications required for a custodian under the 1940 Act. The sub-custodian

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          may participate directly or indirectly pursuant to the approval of the
          Board in the Depository Trust Company, any other depository approved by Fund, or the Treasury/Federal Reserve Book Entry System (as such entity is defined at 17 CFR Sec. 270.17f-4(b)). Neither Custodian nor sub-custodian will be entitled to reimbursement by Fund for any fees or expenses of any sub-custodian. The appointment of a sub-custodian will not relieve Custodian of any of its obligations hereunder.

          Custodian may appoint as sub-custodian for Fund's foreign securities on behalf of the applicable Portfolio(s) the foreign banking institutions and foreign securities depositories designated in Exhibits C and D hereto, but only in accordance with the applicable provisions of Sections III and IV. Custodian shall have no more or less responsibility or liability to Fund on account of any actions or omissions of any sub-custodian so appointed than any such sub-custodian has to Custodian.

          Custodian shall furnish annually to Fund upon request, information concerning any sub-custodian and any foreign sub-custodians employed by Custodian. Such information shall be similar in kind and scope to that furnished to Fund in connection with the initial approval of this Agreement. In addition, Custodian will promptly inform Fund in the event that Custodian learns of a material adverse change in the financial condition of a sub-custodian or foreign sub-custodian or is notified by a foreign banking institution employed as a foreign sub-custodian that there appears to be a substantial likelihood that its shareholders' equity will decline below $200 million (U.S. dollars or the equivalent thereof) or that its shareholders' equity has declined below $200 million (in each case computed in accordance with generally accepted U.S. accounting principals).

     V.   Accounts and Records

          1. To the extent customarily maintained by custodians of open-end management investment companies, and as agreed upon between the parties, Custodian will prepare and maintain complete, accurate and current the Records required to be maintained by Fund (a) under the 1940 Act, and (b) to the extent necessary to maintain records for regulated investment companies (but not for tax accounting purposes) under the Internal Revenue Code ("Code"). Custodian will preserve said Records in the manner and for the periods prescribed in said Code and the 1940 Act, or for such longer period as is agreed upon by the parties.

          2. Custodian shall allow, upon not more than 48 hours' notice and during the course of Custodian's regular business hours, any insurance or banking authority having the requisite authority to inspect the Assets and Records.

          3. Custodian relies upon Fund to furnish, in writing, accurate and timely information to complete the Records and perform daily calculation of the Portfolios' net asset value, as provided in
               Section II.V hereof.

          4. Custodian shall incur no liability and Fund shall indemnify and hold harmless Custodian from and against any liability arising from any failure of Fund to furnish such information in a timely and accurate manner, even if Fund subsequently provides accurate but untimely information. It shall be the responsibility of Fund to furnish Custodian with the declaration, record and payment dates and amounts of any dividends or income and any other special actions required concerning each Asset when such information is not readily available from generally accepted securities industry services or publications.

               5. Custodian acknowledges that all of the Accounts and Records are the property of Fund, and will be made available to Fund for inspection or reproduction within a reasonable period of time, upon demand. Custodian will assist Fund's independent auditors, or upon approval of Fund, or upon demand, any regulatory body, in any requested review of Fund's Accounts and Records but shall be reimbursed for all expenses and employee time invested in any such review outside of routine and normal periodic reviews. Upon receipt from Fund of the necessary information, Custodian will supply necessary data for Fund's completion of any necessary tax returns, questionnaires, periodic reports to regulatory authorities and Shareholders and such other reports and information requests as Fund and Custodian shall agree upon from time to time.

          W. Adoption of Procedures. Custodian and Fund agree to adopt Funds Transfer Operating Guidelines ("FTOG"). The current FTOG is attached hereto as Exhibit A. Custodian and Fund may from time to time amend FTOG and/or adopt such additional procedures as they agree upon. Custodian may conclusively assume that no procedure approved by Fund, or directed by Fund, conflicts with or violates any requirements of its prospectus, Declaration of Trust, Bylaws, or any rule or regulation of any regulatory body or governmental agency. Fund will be responsible to notify Custodian of any changes in state statutes, regulations, rules or policies which might necessitate changes in Custodian's responsibilities or procedures with respect to such FTOG.

          X. Calculation of Net Asset Value. Custodian will calculate the net asset value of each Portfolio, in accordance with Fund's prospectus, once daily at or about 4:00 p.m. New York City time, or at such other time as instructed by the Board that, subject to applicable law, is agreeable to Custodian. Custodian will prepare and maintain a daily evaluation of Assets for which market quotations are available by the use of outside services normally used and contracted for this purpose; all other Assets will be evaluated in accordance with Fund's Instructions. Custodian will have no responsibility for the accuracy of the prices quoted by these outside services or for the information supplied by Fund or upon Instructions. Custodian will value the Assets utilizing the outside pricing services designated by Fund. The current list of authorized pricing services is attached on Exhibit B-1. The parties may agree to follow alternative pricing methods and verification/confirmation procedures from time to time. When Fund and Custodian agree to such procedures, they shall be attached hereto as Exhibit B-2.

          Y. Advances. If Custodian advances its own funds at Fund's request to pay for Assets purchased by Fund and Custodian promptly notifies Fund of the amount and nature of the debit to the Account, a banker's lien will be permitted in the amount of the funds advanced. In the case of such a permitted lien, and after adequate written notice to Fund, Custodian may sell or exchange such Assets as may be necessary to pay for the outstanding debt covered by the lien. Custodian may settle such transactions in the normal course of business.

     Z.   Tax Reclaims.

          1. Subject to the provisions hereof, Custodian shall apply for a reduction of withholding tax and any refund of any tax paid or tax credits which apply in each applicable market in respect of income payments on the Assets for Fund's benefit which Custodian is aware may be available to Fund.

          2. The provision of tax reclaim services by Custodian is conditional upon Custodian's receiving from Fund or, to the extent the Assets are beneficially owned by others, from each beneficial owner, (a) a declaration of the beneficial owner's identity and place of residence and (b) certain other documentation (pro forma copies of which are available from Custodian). Fund acknowledges that, if Custodian does not receive such declarations, documentation and information Custodian shall be unable to provide tax reclaim services.

          3. Custodian shall not be liable to Fund or any third party for any taxes, fines or penalties payable by Custodian on behalf of Fund or by Fund, and shall be indemnified accordingly, whether these result from the inaccurate completion of documents by Fund or any third party, or as a result of the provision to Custodian or any third party of inaccurate or misleading information or the withholding of material information by Fund or any other third party, or as a result of any delay of any revenue authority or any other matter beyond Custodian's control. Custodian shall, however, be liable for any fines or penalties resulting from its own mistakes of negligence or delays in filing with respect to tax reclaim filings.

          4. Custodian shall perform tax reclaim services with respect to taxation levied by the revenue authorities in each country in which Fund invests, provided such country has a tax reclaim procedure. Other than as expressly provided in this Amendment, Custodian shall have no responsibility with regard to Fund's tax position or tax status in any jurisdiction.

          5. Fund confirms that Custodian is authorized to disclose any information requested by any revenue authority or any governmental body in relation to Fund or the Assets.

          6. Tax reclaim services may be provided by Custodian or, in whole or in part, by one or more third parties appointed by Custodian (which may be Custodian's affiliates); provided that Custodian shall be liable for the performance of any such third party to the same extent as Custodian would have been if Custodian performed such services.

     AA. Monitoring Tax Laws. With respect to Assets held by Custodian, its agents, sub-custodians, foreign sub-custodians, Eligible Foreign Custodians, nominees, depositories or correspondents (hereinafter, collectively, "Sub-Agents"), Custodian will monitor the tax laws in those countries in which Fund invests. Custodian will advise Fund of any required tax reports, tax filings, exemption forms or other required filings and will provide such information to Fund as it may require in order to prepare or support such reports or filings.

III. PROVISIONS RELATING TO RULES 17F-5 AND 17F-7

     A. Delegation to State Street Boston as FCM. Fund, pursuant to resolution adopted by the Board, hereby delegates to State Street Boston, subject to section (b) of Rule 17f-5, the responsibilities set forth in this
          Section III with respect to Foreign Assets held outside the United States, and State Street Boston hereby accepts such delegation as FCM of each Portfolio.

     B. Definitions. As used throughout this Agreement, the capitalized terms set forth below shall have the following meanings:

          "Country Risk" means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country's political environment; economic and financial infrastructure (including financial institutions such as any Eligible Securities Depositories operating in the country); prevailing or developing custody and settlement practices; and laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country.

          "Eligible Foreign Custodian" has the meaning set forth in section
          (a)(1) of Rule 17f-5, including a majority-owned or indirect subsidiary of a U.S. Bank (as defined in Rule 17f-5), a bank holding company meeting the requirements of an Eligible Foreign Custodian (as set forth in Rule 17f-5 or by other appropriate action of the SEC), or a foreign branch of a Bank (as defined in section 2(a)(5) of the 1940
          Act) meeting the requirements of a custodian under section 17(f) of the 1940 Act; the term does not include any Eligible Securities Depository.

          "Foreign Assets" means any of the Portfolios' investments (including foreign currencies) for which the primary market is outside the United States and such cash and cash equivalents in amounts deemed by Fund to be reasonably necessary to effect the Portfolios' transactions in such investments.

          "Foreign Custody Manager" or "FCM" has the meaning set forth in section (a)(3) of Rule 17f-5.

          "Eligible Securities Depository" has the meaning set forth in section
          (b)(1) of Rule 17f-7.

          "Custody Risk" includes those risks associated with maintaining Assets with Eligible Securities Depositories (as defined below), which include but are not limited to risks involving an Eligible Securities Depository's expertise and market reputation, the quality of the Depository's services, its financial strength, any insurance or indemnification arrangements, the extent and quality of regulation and independent examination of the Depository, its standing in published ratings, its internal controls and other procedures for safeguarding investments, and any related legal protections.

     C. Countries Covered. The FCM is responsible for performing the delegated responsibilities defined below only with respect to the countries and custody arrangements for each such country provided on a list from FCM, which may be amended from time to time. The current list is attached as Exhibit C hereto. The FCM will list on Exhibit C the Eligible Foreign Custodians selected by the FCM to maintain the assets of each Portfolio, which list may be amended from time to time by the FCM. The FCM shall provide a list of Eligible Securities Depositories. The current list is attached hereto as Exhibit D hereto. The FCM will provide amended versions of Exhibits C and D in accordance with subsection III.F.

          Upon receipt by the FCM of Instructions to open an account, or to place or maintain Foreign Assets in a country listed on Exhibit C, and the fulfillment by Fund, on behalf of the Portfolios, of the applicable account opening requirements for such country, the FCM is deemed to have been delegated by the Board, on behalf of the Portfolios, responsibility as FCM with respect to that country and to have accepted such delegation. Execution of this Agreement by Fund will be deemed to be an Instruction to open an account, or to place or maintain Foreign Assets, in each country listed on Exhibit C in which Custodian has previously placed or currently maintains Foreign Assets pursuant to the terms of this Agreement. Following the receipt of Instructions directing the FCM to close the account of a Portfolio with the Eligible Foreign Custodian selected by the FCM in a designated country, the delegation by the Board on behalf of the Portfolios to State Street Boston as FCM for that country is deemed to have been withdrawn and State Street Boston will immediately cease to be the FCM of the Portfolios with respect to that country.

          The FCM may withdraw its acceptance of delegated responsibilities with respect to a designated country upon written notice to Fund. Thirty days (or such longer period as to which the parties agree in writing) after receipt of any such notice by Fund, State Street Boston will have no further responsibility as FCM to Fund with respect to the country as to which State Street Boston's acceptance of delegation is withdrawn.

     D.   Scope of Delegated Responsibilities.

          1. Selection of Eligible Foreign Custodians. Subject to the provisions of this Section III, the FCM may place and maintain the Foreign Assets in the care of the Eligible Foreign Custodian selected by the FCM in each country listed on Exhibit C, as amended from time to time, in accordance with the requirements of Rule 17f-5(b)(3).

                2. Maintaining Assets with Eligible Foreign Custodians. The FCM may place and maintain Foreign Assets in the care of an Eligible Foreign Custodian in accordance with Rule 17f-5(c)(1).

                3. Contracts With Eligible Foreign Custodians. The FCM will determine that the contract governing the foreign custody arrangements with each Eligible Foreign Custodian selected by the FCM will satisfy the requirements of Rule 17f-5(c)(2).

                4. Monitoring. In each case in which the FCM maintains Foreign Assets with an Eligible Foreign Custodian selected by the FCM, the FCM will establish a system to monitor (i) the appropriateness of maintaining the Foreign Assets with such Eligible Foreign Custodian and (ii) the performance of the contract governing the custody arrangements established by the FCM with the Eligible Foreign Custodian. In the event the FCM determines that the custody arrangements with an Eligible Foreign Custodian it has selected are no longer appropriate or no longer meet the requirements of Rule 17f-5, the FCM will notify the Board, in accordance with subsection III.F, and withdraw the Foreign Assets from the Eligible Foreign Custodian as soon as reasonably practicable.

                5. Risk Analysis and Monitoring. Custodian shall provide Fund with an analysis of the custody risks associated with maintaining Foreign Assets with Eligible Securities Depositories set forth in Exhibit D hereto in accordance with section (a)(1)(i)(A) of Rule 17f-7. Custodian shall monitor continually the Custody Risks associated with maintaining Foreign Assets with Eligible Securities Depositories, and Custodian must promptly notify Fund (or its duly authorized investment manager or adviser) of any material change in such custody risks.

           E. Guidelines for the Exercise of Delegated Authority. For purposes of this Section III, subject to State Street Boston meeting its obligations under this Section III, the Board is deemed to have considered and determined to accept such Country Risk as is incurred by placing and maintaining the Foreign Assets in each country for which State Street Boston is serving as Foreign Custody Manager of the Portfolios.

           F. Reporting Requirements. The FCM will report the withdrawal of the Foreign Assets from an Eligible Foreign Custodian and the placement of such Foreign Assets with another Eligible Foreign Custodian by providing to the Board an amended Exhibit C and D at the end of the calendar quarter in which an amendment to either Exhibit has occurred. The FCM will make written reports notifying the Board of any other material change in the foreign custody arrangements of a Portfolio described in this Section III promptly after the occurrence of the material change.

           G. Representations with Respect to Rule 17f-5. The FCM represents to Fund that it is a U.S. Bank as defined in section (a)(7) of Rule 17f-5.

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

          Fund represents to Custodian and FCM that the Board has determined that it is reasonable for the Board to rely on FCM to perform the responsibilities delegated pursuant to this Agreement to State Street Boston as the FCM of each Portfolio.

     H. Effective Date and Termination of State Street Boston as FCM. The Board's delegation to State Street Boston as FCM of the Portfolios will be effective as of the date hereof and will remain in effect until terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination will become effective thirty days after receipt by the non-terminating party of such notice. The provisions of subsection III.H govern the delegation to and termination of State Street Boston as FCM of the Portfolios with respect to designated countries.

IV.  DUTIES OF CUSTODIAN WITH RESPECT TO ASSETS HELD OUTSIDE THE UNITED STATES

     A. Definitions. As used throughout this Agreement, the capitalized terms set forth below shall have the following meanings:

          "Foreign Securities System" means an Eligible Securities Depository listed on Exhibit D hereto.

          "Foreign Sub-Custodian" means an Eligible Foreign Custodian.

     B. Holding Foreign Assets. Custodian shall identify on its books as belonging to the Portfolios the Foreign Assets held by each Foreign Sub-Custodian or Foreign Securities System. Custodian may hold Foreign Assets for all of its customers, including the Portfolios, with any Foreign Sub-Custodian in an account that is identified as belonging to Custodian for the benefit of its customers, provided however, that (i) the records of Custodian with respect to Foreign Assets of the Portfolios which are maintained in such account shall identify those securities as belonging to the Portfolios; and (ii) to the extent permitted and customary in the market in which the account is maintained, Custodian shall require that securities so held by the Foreign Sub-Custodian be held separately from any assets of such Foreign Sub-Custodian or of other customers of such Foreign Sub-Custodian.

     C. Foreign Securities System. Foreign securities shall be maintained in a Foreign Securities System in a designated country through arrangements implemented by Custodian or a Foreign Sub-Custodian, as applicable, in such country.

     D.   Transactions in Foreign Custody Account.

          1. Delivery of Foreign Assets. Custodian or a Foreign Sub-Custodian shall release and deliver Foreign Assets of the Portfolios held by Custodian or such Foreign Sub-Custodian, or in a Foreign Securities System account, only upon receipt of Instructions, which may be continuing Instructions when deemed appropriate by the parties, and only in the following cases:

                     a. upon the sale of such Foreign Assets for the Portfolio in accordance with commercially reasonable market practice in the country where such Foreign Assets are held or traded, including, without limitation: (A) delivery against expectation of receiving later payment; or (B) in the case of a sale effected through a Foreign Securities System, in accordance with the rules governing the operation of the Foreign Securities System;

                     b. in connection with any repurchase agreement related to Foreign Assets;

                     c. to the depository agent in connection with tender or other similar offers for Foreign Assets of the Portfolios;

                     d. to the issuer thereof or its agent when such Foreign Assets are called, redeemed, retired or otherwise become payable;

                     e. to the issuer thereof, or its agent, for transfer into the name of Custodian (or the name of the respective Foreign Sub-Custodian or of any nominee of Custodian or such Foreign Sub-Custodian) or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units;

                     f. to brokers, clearing banks or other clearing agents for examination or trade execution in accordance with market custom; provided that in any such case the Foreign Sub-Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Foreign Sub-Custodian's own negligence or willful misconduct;

                     g. for exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement;

                     h. in the case of warrants, rights or similar Foreign Assets, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities;

                     i. for delivery as security in connection with any borrowing by the Fund requiring a pledge of assets by the Fund;

                     j. in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

                     k.   in connection with the lending of Foreign Assets; and

                     l. for any other purpose, but only upon Instructions specifying the Foreign Assets to be delivered and naming the person or persons to whom delivery of such securities shall be made.

                2. Payment of Portfolio Monies. Upon receipt of Instructions, which may be continuing Instructions when deemed appropriate by the parties, Custodian shall pay out, or direct the respective Foreign Sub-Custodian or the respective Foreign Securities System to pay out, monies of a Portfolio in the following cases only:

                     a. upon the purchase of Foreign Assets for the Portfolio, unless otherwise directed by Instructions, by (A) delivering money to the seller thereof or to a dealer therefore (or an agent for such seller or dealer) against expectation of receiving later delivery of such Foreign Assets; or (B) in the case of a purchase effected through a Foreign Securities System, in accordance with the rules governing the operation of such Foreign Securities System;

                     b. in connection with the conversion, exchange or surrender of Foreign Assets of the Portfolio;

                     c. for the payment of any expense or liability of the Portfolio, including but not limited to the following payments: interest, taxes, investment advisory fees, transfer agency fees, fees under this Agreement, legal fees, accounting fees, and other operating expenses;

                     d. for the purchase or sale of foreign exchange or foreign exchange contracts for the Portfolio, including transactions executed with or through Custodian or its Foreign Sub-Custodians;

                     e. in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

                     f. for payment of part or all of the dividends received in respect of securities sold short;

                     g. in connection with the borrowing or lending of Foreign Assets; and

                     h. for any other purpose, but only upon receipt of Instructions specifying the amount of such payment and naming the person or persons to whom such payment is to be made.

                3. Market Conditions. Notwithstanding any provision of this Agreement to the contrary, settlement and payment for Foreign Assets received for the account of the Portfolios and delivery of Foreign Assets maintained for the account of the Portfolios may be effected in accordance with the customary established securities trading or processing practices and procedures in the country or market in which the transaction occurs, including, without limitation, delivering Foreign Assets to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) with the expectation of receiving later payment for such Foreign Assets from such purchaser or dealer.

               Custodian shall provide to the Board the information with respect to custody and settlement practices in countries in which Custodian employs a Foreign Sub-Custodian, including without limitation, information relating to Foreign Securities Systems, described on Exhibit E hereto at the time or times set forth on such Exhibit. Custodian may revise Exhibit E from time to time, provided that no such revision shall result in the Board being provided with substantively less information than had been previously provided hereunder.

     E. Registration of Foreign Assets. The Foreign Assets maintained in the custody of a Foreign Sub-Custodian (other than bearer securities) shall be registered in the name of the applicable Portfolio or in the name of Custodian or in the name of any Foreign Sub-Custodian or in the name of any nominee of the foregoing, and Fund on behalf of such Portfolio agrees to hold any such nominee harmless from any liability as a holder of record of such Foreign Assets. Custodian or a Foreign Sub-Custodian shall not be obligated to accept securities on behalf of a Portfolio under the terms of this Agreement unless the form of such securities and the manner in which they are delivered are in accordance with reasonable market practice.

     F. Bank Accounts. Custodian will identify on its books as belonging to Fund cash (including cash denominated in foreign currencies) deposited with Custodian. Where Custodian is unable to maintain, or market practice does not facilitate the maintenance of cash on the books of Custodian, a bank account or bank accounts shall be opened and maintained outside the United States on behalf of a Portfolio with a Foreign Sub-Custodian. All accounts referred to in this section shall be subject only to draft or order by Custodian (or, if applicable, such Foreign Sub-Custodian) acting pursuant to the terms of this Agreement to hold cash received by or from or for the account of the Portfolio. Cash maintained on the books of Custodian (including its branches, subsidiaries and affiliates), regardless of currency denomination, is maintained in bank accounts, established under, and subject to, the laws of the Commonwealth of Massachusetts.

     G. Collection of Income. Custodian shall use reasonable commercial efforts to collect all income and other payments with respect to the Foreign Assets held hereunder to which the Portfolios shall be entitled and shall credit such income, as collected, to the applicable Portfolio. In the event extraordinary measures are required to collect such income, Fund and Custodian shall consult as to such measures and as to the compensation and expenses of Custodian relating to such measures.

     H. Shareholder Rights. With respect to the Foreign Assets held pursuant to this Section IV Custodian will use reasonable commercial efforts to facilitate the exercise of voting and other shareholder rights, subject always to the laws, regulations and practical constraints that may exist in the country where such securities are issued. Fund acknowledges that local conditions, including lack of regulations, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of Fund to exercise shareholder rights.

     I. Communications Relating to Foreign Securities. Custodian shall transmit promptly to Fund written information with respect to materials received by Custodian via the Foreign Sub-Custodians from issuers of the Foreign Assets being held for the account of the Portfolios (including, without limitation, pendency of calls and maturities of Foreign Assets and expirations of rights in connection therewith). With respect to tender or exchange offers, Custodian shall transmit promptly to Fund written information with respect to materials so received by Custodian from issuers of the Foreign Assets whose tender or exchange is sought or from the party (or its agent) making the tender or exchange offer. Custodian shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with Foreign Assets or other property of the Portfolios at any time held by it unless (i) Custodian or the respective Foreign Sub-Custodian is in actual possession of such Foreign Assets or property and (ii) Custodian receives Instructions with regard to the exercise of any such right or power, and both (i) and (ii) occur at least three business days prior to the date on which Custodian is to take action to exercise such right or power.

     J. Liability of Foreign Sub-Custodians. Each agreement pursuant to which the Custodian employs a Foreign Sub-Custodian shall, to the extent possible, require the Foreign Sub-Custodian to exercise reasonable care in the performance of its duties, and to indemnify, and hold harmless, the Custodian from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the Foreign Sub-Custodian's performance of such obligations. At the Fund's election, the Portfolios shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a Foreign Sub-Custodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Portfolios have not been made whole for any such loss, damage, cost, expense, liability or claim.

     K. Tax Law. Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on Fund, the Portfolios or Custodian as custodian of the Portfolios by the tax law of the United States or of any state or political subdivision thereof. It shall be the responsibility of Fund to notify Custodian of the obligations imposed on Fund with respect to the Portfolios or Custodian as custodian of the Portfolios by the tax law of countries other than those mentioned in the above sentence, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting. The sole responsibility of Custodian with regard to such tax law shall be to use reasonable efforts to assist Fund with respect to any claim for exemption or refund under the tax law of countries for which Fund has provided such information.

V.   INSTRUCTIONS

     A. The term "Instructions", as used herein, means written or oral instructions to Custodian from a designated representative of Fund. Certified copies of Resolutions of the Board naming one or more designated representatives to give instructions in the name and on behalf of Fund, may be received and accepted from time to time by Custodian as conclusive evidence of the authority of any designated representative to act for Fund and may be considered to be in full force and effect (and Custodian will be fully protected in acting in reliance thereon) until receipt by Custodian of notice to the contrary. Unless the Resolution delegating authority to any person to give instructions specifically requires that the approval of anyone else will first have been obtained, Custodian will be under no obligation to inquire into the right of the person giving such instructions to do so. Notwithstanding any of the foregoing provisions of this Section V., no authorizations or Instructions received by Custodian from Fund, will be deemed to authorize or permit any trustee, officer, employee, or agent of Fund to withdraw any of the Assets upon the mere receipt of such authorization or Instructions from such trustee, officer, employee or agent.

     B. Notwithstanding any other provision of this Agreement, Custodian, upon receipt (and acknowledgment if required at the discretion of Custodian) of the Instructions of a designated representative of Fund will undertake to deliver for an Account monies (provided such monies are on hand or available) in connection with the Portfolio's transactions and to wire transfer such monies to such broker, dealer, sub-custodian, bank or other agent specified in such Instructions.

     C. No later than the next business day immediately following each oral Instruction, Fund will send Custodian written confirmation of such oral Instruction. At Custodian's sole discretion, Custodian may record on tape, or otherwise, any oral Instruction whether given in person or via telephone, each such recording identifying the parties, the date and the time of the beginning and ending of such oral Instruction.

VI.  STANDARDS OF CARE AND LIABILITY OF CUSTODIAN

     A. Custodian shall be liable to Fund for any failure to meet any standard of care described below and as otherwise described below.

          1. Custodian's Standard of Care for Services. In connection with all the duties and responsibilities of Custodian under this Agreement, Custodian shall exercise the standard of reasonable care, prudence and diligence that a professional custodian engaged in the banking or trust company industry and having professional expertise in financial and securities processing transactions and custody for mutual funds would observe.

          2. Custodian's Liability for Safekeeping of Assets. Custodian shall have strict liability for and assume the entire responsibility for physical loss, damage or injury to custodied Assets occasioned by robbery, burglary, fire, theft or mysterious disappearance irrespective of whether such losses occur while the Assets are in possession of Custodian or any Sub-Agents, including any officers, directors and employees thereof (hereinafter, "Affiliates").

               In addition, in the event of any loss to the Assets due to other cause, unless Custodian can prove that it and its Sub-Agents or Affiliates were not negligent and did not act with willful misconduct, Custodian will be liable for such loss. In the event of loss, damage or injury to the Assets while on deposit in an Account, whether held by Custodian or its Sub-Agents (including Federal Reserve Book Entry System), upon Fund's demand, Custodian will promptly cause said Assets to be replaced with Assets of like kind and quality, together with all rights and privileges pertaining thereto, or, if acceptable to Fund, remit cash equal to the fair market value of the Assets as of the date when the loss was discovered, which acceptance will not unreasonably be denied.

          3. Liability of Custodian respecting Safekeeping of Foreign Assets by Foreign Sub-Custodian. In connection with Foreign Assets held under agreements with Sub-Agents, including Eligible Securities Depositories as provided in Section IV, Custodian shall be liable to Fund for any loss which shall occur as the result of the failure of Sub-Agents or Affiliates to exercise reasonable care with respect to the safekeeping of such Foreign Assets to the same extent that Sub-Agents would be liable to Fund if Custodian were holding such Foreign Assets in California. In the event of any loss to Fund by reason of the failure of Custodian, Sub-Agents or Affiliates to utilize reasonable care, Custodian shall be liable to Fund to the extent of Fund's damages, to be determined based on the market value of the Foreign Assets which are the subject of the loss at the date of discovery of such loss and without reference to any special conditions or circumstances.

          4. Liability of Custodian respecting Foreign Sub-Custodians. In connection with the duties and responsibilities of Custodian, other than those duties and responsibilities provided in Section III, each agreement pursuant to which Custodian or sub-custodian employs a Foreign Sub-Custodian shall require the institution to exercise reasonable care (which may be defined in such agreement according to the standards of the country of such Foreign Sub-Custodian) in the performance of its duties, and to indemnify, and hold harmless, Custodian or sub-custodian and Fund from and against any loss or liability arising out of or in connection with the institution's performance of such obligations.

          5. FCM's Standard of Reasonable Care for Selection of Eligible Foreign Custodians. In connection with the duties and responsibilities of the FCM as provided in Section III to place or maintain Foreign Assets with an

               Eligible Foreign Custodian, the FCM will determine that the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which the Foreign Assets will be held by that Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation, those set forth in Rule 17f-5(c)(1)(i) through (iv). The FCM will determine that the contract (or the rules or established practices or procedures in the case of an Eligible Foreign Custodian that is a foreign securities depository or clearing agency) governing the foreign custody arrangements with each Eligible Foreign Custodian selected by the FCM will provide reasonable care for the Foreign Assets held by that Eligible Foreign Custodian based on the standards applicable to custodians in the particular country. Each such contract will include the provisions set forth in Rule 17f-5(c)(2)(i)(A) through (F), or, in lieu of any or all of the provisions set forth in said (A) through (F), such other provisions that the FCM determines will provide, in their entirety, the same or greater level of care and protection for the Foreign Assets as the provisions set forth in said (A) through (F) in their entirety.

          6. FCM Standard of Reasonable Care, Prudence and Diligence. In connection with the duties and responsibilities of the FCM as provided in Section III, other than those duties and responsibilities addressed by subsection VI.A(5), the FCM agrees to exercise reasonable care, prudence and diligence that a professional custodian engaged in the banking or trust company industry and having professional expertise in financial and securities processing transactions and custody for mutual funds would observe.

          7. Indemnification of Custodian. Custodian shall be held to the standards provided in this Section VI.A in carrying out this Agreement, and provided such standards are met, shall be indemnified by, and shall be without liability to, Fund for any action taken or omitted by Custodian in good faith without negligence or willful misconduct.

          8. Subrogation to Claims against Foreign Sub-Custodian. At Fund's election, the Portfolios shall be entitled to be subrogated to the rights of Custodian with respect to any claims against a Foreign Sub-Custodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Portfolios have not been made whole for any such loss, damage, cost, expense, liability or claim.

          9. Liability of Custodian for Country Risk. Except as may arise from Custodian's own negligence or willful misconduct or the negligence or willful misconduct of a Sub-Custodian or failure to meet its obligations under Section III, Custodian shall be without liability to Fund for any loss, liability, claim or expense resulting from or caused by anything which is part of Country Risk. Custodian shall be liable for the acts or omissions of a Foreign Sub-Custodian to the same extent as set forth with respect to sub-custodians generally in the Agreement and, regardless of whether assets are maintained in the custody of a Foreign Sub-Custodian or a Foreign Securities System, Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism, or any other loss where the Sub-Custodian has otherwise acted with reasonable care.

          10. Custodian may request and obtain the advice and opinion of counsel for Fund with respect to questions or matters of law, and it shall be without liability to Fund for any action taken or omitted by it in good faith, in conformity with such advice or opinion.

     B. Custodian may rely upon statements of Fund's independent certified public accountants and any representative of Fund authorized to give Instructions, and Custodian shall not be liable for any actions taken, in good faith, upon such statements.

     C. If Fund requires Custodian in any capacity to take, with respect to any Assets, any action which involves the payment of money by it, or which in Custodian's opinion might make it or its nominee liable for payment of monies or in any other way, Custodian, upon notice to Fund given prior to such actions, shall be and be kept indemnified by Fund in an amount and form satisfactory to Custodian against any liability on account of such action.

     D. Custodian shall be entitled to receive, and Fund agrees to pay to Custodian, on demand, reimbursement for such cash disbursements, costs and expenses as may be agreed upon from time to time by Custodian and Fund.

     E. Custodian shall be protected in acting as custodian hereunder upon any Instructions, advice, notice, request, consent, certificate or other instrument or paper reasonably appearing to it to be genuine and to have been properly executed and shall, unless otherwise specifically provided herein, be entitled to receive as conclusive proof of any fact or matter required to be ascertained from Fund hereunder, a certificate signed by Fund's President, or other officer specifically authorized for such purpose.

     F. Without limiting the generality of the foregoing, Custodian shall be under no duty or obligation to inquire into, and shall not be liable for:

          1. The legality of the purchase of any Asset by or for a Portfolio or evidence of ownership required by Fund to be received by Custodian, or the propriety of the decision to purchase or amount paid therefore;

          2. The legality of the sale of any Assets by or for a Portfolio, or the propriety of the amount for which the same are sold;

          3. The legality of the issue or sale of any beneficial interest of Fund, or the sufficiency of the amount to be received therefore;

          4. The legality of the repurchase or redemption of any shares of beneficial interest of, or the propriety of the amount to be paid therefore; or

          5. The legality of the declaration of any dividend of a Portfolio by Fund, or the legality of the issue of any shares of beneficial interest of a Portfolio in payment of any stock dividend.

       G. Custodian shall not be liable for, or considered to be Custodian of, any money represented by any check, draft, wire transfer, clearing house funds, uncollected funds, or instrument for the payment of money received by it on behalf of Fund, until Custodian actually receives such money, provided only that it shall advise Fund promptly if it fails to receive any such money in the ordinary course of business, and use its best efforts and cooperate with Fund toward the end that such money shall be received.

       H. Notwithstanding anything herein to the contrary, Custodian may provide Fund for its approval, agreements with banks or trust companies which will act as sub-custodians for Fund pursuant to Section II.U.

VII. COMPENSATION. Fund will pay to Custodian such compensation as may be set forth in a fee schedule agreed to in writing by the parties from time to time. The current Fee Schedule is attached hereto as Exhibit F. The Fee Schedule will apply to any new Portfolio which may be added from time to time, unless the parties agree otherwise in writing. Such compensation will be computed monthly on the last trading day each month and billed to, and paid by, Fund monthly. Custodian may not charge such compensation or other fees for which it may be entitled to reimbursement under the provisions of this Agreement against monies held by it for any Account. Custodian will not be entitled to reimbursement by Fund for any loss or expenses of any sub-custodian or eligible foreign custodian.

VIII. TERMINATION. Either party to this Agreement may terminate the same by notice in writing, delivered or mailed, postage prepaid, to the other party hereto and received not less than sixty (60) days prior to the date upon which such termination will take effect. Fund may terminate this Agreement without payment of any penalty, forfeiture, compulsory buyout amount or performance of any other obligation which would deter termination. Upon termination:

       1. Fund will pay to Custodian such compensation and reimbursable disbursements, fees, costs and expenses paid or incurred to such date.

       2. Fund will use its best efforts to obtain a successor custodian. Unless the holders of a majority of the outstanding shares of beneficial interest vote to have the Assets and Records delivered and paid over to some other person, firm or corporation specified in the vote (having not less than two million dollars ($2,000,000) aggregate capital, surplus and undivided profits, as shown by its last published report, and meeting such other qualifications for Custodian as set forth in the Bylaws of Fund or under applicable law), the Board will, forthwith upon giving or receiving notice of termination of this Agreement, appoint as successor custodian a bank or trust company having such qualifications.

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

       3. Custodian will deliver, free from any claim of rights respecting the Assets and Records, to the successor custodian so specified or appointed, at Custodian's office, all Assets and Records then held by Custodian hereunder, duly endorsed and in form for transfer, or will cooperate in effecting changes in book-entries at the Depository Trust Company or in the Treasury/Federal Reserve Book Entry System pursuant to 31 CFR Sect. 306.118.

       4. In the event no such vote has been adopted by the holder of shares of beneficial interest of Fund and no written order designating a successor custodian has been delivered to Custodian on or before the date when such termination becomes effective, then Custodian will deliver the Assets and Records to a bank or trust company at the selection of Custodian and meeting the qualifications for Custodian, if any, set forth in the Bylaws of Fund and having not less than two million dollars ($2,000,000) aggregate capital, surplus and undivided profits, as shown by its last published report.

          Upon either such delivery to a successor custodian, Custodian will have no further duties under this Agreement, although any liabilities pursuant to Section VI will survive termination of this Agreement. Thereafter such bank or trust company will be entitled to reasonable compensation for its services.

          In the event that no such successor custodian can be found, Fund will submit to its shareholders, before permitting delivery of the Assets and Records to anyone other than a successor custodian, the question of whether Fund will be liquidated or function without a custodian. Notwithstanding the foregoing requirement as to delivery upon termination of this Agreement, Custodian may make any other delivery of the Assets and Records which is permitted by the 1940 Act, Fund's Declaration of Fund and Bylaws then in effect or apply to a court of competent jurisdiction for the appointment of a successor custodian.

IX. NOTICES. Notices, requests, Instructions and other writings received by Fund at P.O. Box 7400, 700 Newport Center Drive, Newport Beach, California 92660 or at such other address as Fund may have designated to Custodian in writing, will be deemed to have been properly given to Fund hereunder; and notices, requests, Instructions and other writings received by Custodian or State Street Boston as its offices at State Street Bank and Trust Company, 801 Pennsylvania Avenue, Kansas City, Missouri 64105-1307 Attention: Custody Department or to such other address as it may have been designated to Fund in writing, will be deemed to have been properly given to Custodian hereunder.

X. EMPLOYEES. Custodian shall be responsible for making inquiries for reasonably ensuring and, upon request of Fund, for providing an annual certification to Fund that, to the best of Custodian's knowledge, Custodian or any employee thereof, or any sub-custodian or any employee thereof, having any material connection with the handling of the Assets, has not:

       A. been convicted, in the last 10 years, of any felony or misdemeanor arising out of conduct involving embezzlement, fraudulent conversion, or misappropriation of funds or securities, or involving violations of Section 1341, 1342, or 1343 of Title 18, United States Code; or

       B. been found by any state regulatory authority, within the last 10 years, to have violated or to have acknowledged violation of any provision of any state insurance law involving fraud, deceit or knowing misrepresentation; or

       C. been found by any federal or state regulatory authorities, within the last 10 years, to have violated or to have acknowledged violation of any provision of federal or state securities laws involving fraud, deceit or knowing misrepresentation.

XI. CONFIDENTIALITY. Custodian, sub-custodian, or any agent thereof shall not disclose or use any records or information obtained pursuant to this Agreement in any manner whatsoever except as expressly authorized in the Agreement, will keep confidential any information obtained pursuant to the arrangements under this Agreement and will disclose such information only if Fund has authorized such disclosure, or if such disclosure is expressly required by applicable federal or state regulatory authorities.

XII. RESERVATION OF AUTHORITY. Notwithstanding any other provision of this Agreement, it is understood and agreed that Fund shall at all times retain the ultimate responsibility for direction and control of all services provided pursuant to this Agreement, and retain the right to direct, approve, or disapprove any action hereunder, which responsibility and right shall be reasonably exercised.

XIII.  DATA ACCESS; THE SYSTEMS; CONFIDENTIALITY.

       A. If Custodian or FCM provides Fund, or its designated investment advisors, consultants, auditors, or other third parties authorized by Custodian who agree to abide by the terms of this Section XIII ("Authorized Designees") with access to the computerized investment portfolio recordkeeping and accounting systems used by Custodian or FCM (the "System") on a remote basis for the purpose of obtaining and analyzing reports and information (the "Remote Access Services"), Fund agrees to comply, and to cause its Authorized Designees to comply, with remote access operating standards and procedures and with user identification or other password control requirements and other security procedures as may be issued from time to time by Custodian or FCM for use of the System and access to the Remote Access Services. Fund agrees to advise Custodian or FCM immediately in the event that it learns or has reason to believe that any person to whom Fund has given access to the System or the Remote Access Services has violated or intends to violate the terms of this Section XIII and will cooperate with Custodian or FCM in seeking injunctive or other equitable relief.

       B. The term "System" shall include, and this Amendment shall govern, Fund's access to and use of any computerized system made available by Custodian or FCM and accessed by Fund.

       C. Fund agrees to discontinue use of the System and Remote Access Services, if requested, for any security reasons cited by Custodian or FCM.

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

       D. The System and Remote Access Services described herein and the databases, computer programs, screen formats, report formats, interactive design techniques, formulae, processes, systems, software, know how, algorithms, programs, training aids, printed materials, methods, books, records, files, documentation and other information made available to Fund by Custodian or FCM as part of the Remote Access Services and through the use of the System and all copyrights, patents, trade secrets and other proprietary rights of Custodian or FCM related thereto are the exclusive, valuable and confidential property of Custodian or FCM and its relevant licensors (the "Proprietary Information"). Fund agrees on its behalf and on behalf of its Authorized Designees to keep the Proprietary Information confidential and to limit access to its employees and Authorized Designees (under a similar duty of confidentiality) who require access to the System for the purposes intended. In the event of termination of this Agreement, Fund will return to Custodian or FCM all copies of documentation and other Proprietary Information in its possession or in the possession of its Authorized Designees. The foregoing shall not apply to Proprietary Information in the public domain or required by law to be made public.

       E. Fund agrees to use the Remote Access Services only in connection with the proper purposes of this Agreement. Fund will not, and will cause its employees and Authorized Designees not to, (i) permit any third party to use the System or the Remote Access Services, (ii) sell, rent, license or otherwise use the System or the Remote Access Services in the operation of a service bureau or for any purpose other than as expressly authorized under this Agreement, (iii) use the System or the Remote Access Services for any fund, trust or other investment vehicle without the prior written consent of Custodian or FCM, as appropriate, or (iv) allow or cause any information transmitted from Custodian's or FCM's databases, including data from third party sources, available through use of the System or the Remote Access Services, to be redistributed or retransmitted for other than use for or on behalf of Fund, as Custodian's or FCM's customer. The foregoing shall not restrict Fund from providing access to the System to its auditors or to applicable regulatory authorities.

       F. Fund will not, and will cause its employees and Authorized Designees not to, modify the System in any way, enhance or otherwise create derivative works based upon the System, nor will Fund or its Authorized Designees reverse engineer, decompile or otherwise attempt to secure the source code for all or any part of the System.

       G. Fund acknowledges that the disclosure of any Proprietary Information, or of any information which at law or equity ought to remain confidential, will immediately give rise to continuing irreparable injury to Custodian or FCM inadequately compensable in damages at law and that Custodian or FCM shall be entitled to obtain immediate injunctive relief against the breach or threatened breach of any of the foregoing undertakings, in addition to any other legal remedies which may be available.

       H. Custodian and FCM represent and warrant that one or both is the owner of and has the right to grant access to the System and to provide the Remote Access

          Services contemplated herein. Because of the nature of computer information technology and the necessity of relying upon third party sources, and data and pricing information obtained from third parties, the System and Remote Access Services are provided "AS IS", and Fund and its Authorized Designees shall be solely responsible for the investment decisions, regulatory reports and statements produced using the Remote Access Services. Custodian or FCM and its relevant licensors will not be liable to Fund or its Authorized Designees for any direct or indirect, special, incidental, punitive or consequential damages arising out of or in any way connected with the System or the Remote Access Services, nor shall either party be responsible for delays or nonperformance under this Agreement arising out of any cause or event beyond such party's control.

       I. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, CUSTODIAN AND FCM, EACH FOR ITSELF AND ITS RELEVANT LICENSORS EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES CONCERNING THE SYSTEM AND THE SERVICES TO BE RENDERED HEREUNDER, WHETHER EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

       J. Custodian and/or FCM will defend or, at its option, settle any claim or action brought against Fund to the extent that it is based upon an assertion that access to the System or use of the Remote Access Services by Fund under this Agreement constitutes direct infringement of any United States patent or copyright or misappropriation of a trade secret, provided that Fund notifies Custodian or FCM promptly in writing of any such claim or proceeding and cooperates with Custodian or FCM in the defense of such claim or proceeding. Should the System or the Remote Access Services or any part thereof become, or in Custodian's or FCM's opinion be likely to become, the subject of a claim of infringement or the like under the patent or copyright or trade secret laws of the United States, Custodian or FCM shall have the right, at Custodian's or FCM's sole option, to (i) procure for Fund the right to continue using the System or the Remote Access Services, (ii) replace or modify the System or the Remote Access Services so that the System or the Remote Access Services becomes noninfringing, or (iii) terminate access to the System.

XIV. CALFORNIA DEPARTMENT OF INSURANCE. The parties acknowledge that Fund is subject to laws, rules and regulations of the California Department of Insurance. During the term of this Agreement, Custodian represents that:

       A. It is domiciled and has its principal place of business in the State of California and is a member of the Federal Reserve System;

       B. It will comply with section 1104.9 of the Insurance Code, as amended from time to time;

       C. It is a wholly owned subsidiary of State Street Boston, and State Street Boston has a net worth of at least one hundred million dollars ($100,000,000);

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

       D. State Street Boston is a member of and the Depositories shall be limited to, the Federal Reserve System, The Depository Trust Company, Participants Trust Company, Euroclear and Cedel;

       E. No Assets shall be held in a Depository that is not a qualified depository within the meaning of section 1104.9(2);

       F. Assets shall be held by Custodian for the benefit of Fund, and the books and records of Custodian shall so designate;

       G. Beneficial title to the Assets shall remain in Fund, and State Street Boston, any Sub-Agent, including the Federal Reserve bank maintaining book-entry securities, shall be the agents of Custodian;

       H. Assets held by Custodian (other than bearer securities) shall be registered in the name of Custodian, any nominee of Custodian, Foreign Sub-Custodian, any nominee of such Foreign Sub-Custodian, or in the name of any nominee of a qualified depository. The nominees of Custodian shall consist of a partnership composed only of its employees, officers, and/or corporate affiliates;

       I. Assets held by Custodian in bearer form shall be maintained in that form and not re-registered in any nominee name, except on specific Instructions of Fund;

       J. Insurance and banking regulatory authorities and Fund's independent accountants will be allowed to inspect the Assets promptly on demand; and

       K. A sweep account may be used for automatic investment of cash. The sweep account shall be part of the Account and subject to the terms and provisions of this Agreement. Investments in sweep accounts shall be made only upon the Instructions of Fund.

XV.    MISCELLANEOUS

       A. This Agreement is executed and delivered in the Commonwealth of Massachusetts and shall be governed by the laws of said state.

       B. All the terms and provisions of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the respective successor and assigns of the parties hereto.

       C. No provisions of the Agreement may be amended or modified, in any manner except by a written agreement properly authorized and executed by both parties hereto.

       D. The captions in this Agreement are included for convenience of reference only, and in no way define or delimit any of the provisions hereof or otherwise affect their construction of effect.

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

       E. This Agreement may be executed simultaneously in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

       F. If any part, term or provision of this Agreement is by the courts held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid.

       G. This Agreement may not be assigned by either party without prior written consent of the other party.

       H. If any provision of the Agreement, either in its present form or as amended from time to time, limits, qualifies or conflicts with the 1940 Act, such statutes, rules and regulations shall be deemed to control and supersede such provision without nullifying or terminating the remainder of the provisions of this Agreement.

       I. A copy of the Fund's Declaration of Trust is on file with the Secretary of the Commonwealth of Massachusetts. The Declaration of Trust has been executed on behalf of Fund by a Trustee of Fund in her capacity as Trustee of Fund and not individually. The obligations of this Agreement shall be binding upon the Assets and shall not be binding upon any Trustee, Officer or shareholder of Fund individually.

       J. Notwithstanding the provisions of this Agreement, the maximum standard of care applicable to Custodian will be the greater of (1) the standard imposed by applicable California law and/or federal law under the 1940 Act, and (2) the standard under which Custodian shall hold harmless and indemnify Fund from and against any loss or liability arising out of Custodian's failure to comply with the terms of this Agreement or arising out of Custodian's negligence, willful misconduct, or bad faith.

       K. Custodian represents that it does meet all requirements of a custodian of section 17(f) of the 1940 Act and agrees to immediately notify Fund in the event that Custodian, for any reason, no longer meets such requirements.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers to be effective as of the date first above written.

STATE STREET BANK AND TRUST                PACIFIC SELECT FUND
COMPANY OF CALIFORNIA, N.A.
                                           By: /s/ Diane N. Ledger
By: /s/ Lynda A. Vogel                         ---------------------------------
    -----------------------------------    Name/Title:  Diane N. Ledger.
Name/Title: Lynda A. Vogel                 Vice President & Assistant Secretary
Senior Vice President/Managing Director

STATE STREET BANK AND TRUST
COMPANY

By: /s/ Robert G. Novellano
    -----------------------------------
Name/Title: Robert G. Novellano
Senior Vice President

Exhibit A--FTOG
Exhibit B-1--Price Sources
Exhibit B-2--Pricing Procedures
Exhibit C--Eligible Foreign Custodians
Exhibit D--Eligible Securities Depositories
Exhibit E--Market Information
Exhibit F--Fee Schedule

                                    EXHIBIT A

                                 FUNDS TRANSFER
                              OPERATING GUIDELINES

1.     OBLIGATION OF THE SENDER

       State Street Bank and Trust Company of California, N.A. ("State Street") is authorized to promptly debit Client's account(s) upon the receipt of a payment order in compliance with the Security Procedures on the attached Addendum, as that may be updated from time to time by Client, for funds transfers and in the amount of money that State Street has been instructed to transfer. State Street is hereby instructed to accept funds transfer instructions only via delivery methods and Security Procedures indicated on the attached Addendum (and any update executed by the Client). The Client agrees that the Security Procedures are reasonable and adequate for its wire transfer transactions and agrees to be bound by any payment orders, amendments and cancellations, whether or not authorized, issued in its name and accepted by State Street after being confirmed by any of the selected Security Procedures. State Street shall execute payment orders in compliance with the attached Security Procedures. State Street will use reasonable efforts to execute on the execution date payment order received after the customary deadline (2:30 p.m. Pacific Time), but if it is unable to execute any such payment order on the execution date, such payment order will be deemed to have been received on the next business day.

2.     SECURITY PROCEDURES

       The Client must notify State Street immediately of any change in the Client's authorized personnel. State Street shall verify the authenticity of all instructions according to the Security Procedures attached hereto. Client acknowledges that State Street offered it a variety of Security Procedures.

3.     ACCOUNT NUMBERS

       State Street shall process all payment orders on the basis of the attached Security Procedures.

4.     REJECTION

       State Street reserves the right to decline to process or delay the processing of a payment order which (a) is in excess of the collected balance in the account to be charged at the time of State Street's receipt of such payment order; (b) if State Street, in good faith, is unable to satisfy itself that the transaction has been properly authorized.

5.     RECALL OR CANCELLATION

       STATE STREET shall act on all authorized requests to recall or cancel payment orders received in compliance with the attached Security Procedures, provided that such requests are received on the same business day (prior to 2:30 p.m., Pacific Time).

6.     ERRORS

       State Street shall assume no responsibility for failure to detect any erroneous payment order provided that State Street complies with the payment order instructions as received and State Street complies with the attached Security Procedures. The Security Procedures are established for the purpose of authenticating payment orders only and not for the detection of errors in payment orders.

7.     INTEREST AND LIABILITY PAYMENTS

       State Street shall assume no responsibility for lost interest with respect to the refundable amount of any unauthorized payment order, unless State Street is notified of the unauthorized payment order within thirty (30) days of notification by State Street of the acceptance of such payment order. In no event (including but not limited to failure to execute a payment order) shall State Street be liable for special, indirect or consequential damages, even if advised of the possibility of such damages.

8.     CONFIRMATIONS

       Confirmation of State Street's execution of payment order shall ordinarily be provided within 24 hours. Notice may be delivered through State Street's account statements, advices, information systems, or by facsimile or callback. The Client must report any objections to the execution of a payment order within 90 days.

9.   MISCELLANEOUS

     State Street may use the Federal Reserve System Fedwire to execute payment orders, and any payment order carried in whole or in part through Fedwire will be subject to applicable Federal Reserve Board rules and regulations. State Street and the Client agree to cooperate to attempt to recover any funds erroneously paid to wrong parties, regardless of any fault of State Street or the Client, but the party responsible for the erroneous payment shall bear all costs and expenses incurred in trying to effect such recovery. These Guidelines shall not be amended except by a written agreement signed by the parties.

Each party signing below represents that he or she is fully authorized to sign this Agreement.

EFFECTIVE DATE: June 1, 2000

AGREED TO AND ACCEPTED BY:

PACIFIC SELECT FUND                            STATE STREET BANK AND
                                               TRUST COMPANY OF
                                               CALIFORNIA, N.A.

By:  /s/ Diane N. Ledger                       By: /s/ Lynda A. Vogel
   -------------------------------                ---------------------------
Name: Diane N. Ledger                          Name:   Lynda A. Vogel
                                                    -------------------------
Title: Vice President & Assistant Secretary    Title:  Senior Vice President
                                                     ------------------------

                                                           Addendum to Exhibit A

Fund Transfer Operating Guidelines



SECURITY PROCEDURES


1. State Street is authorized to transfer funds, upon appropriate instructions as set forth in paragraph 3 below, from the Fund to the one or more of the 3 accounts listed below. Transfer of funds to any other party is strictly prohibited.

         (a)      Pacific Life Insurance Company
                  Account No. 9102599504
                  ABA No.:           021000021
                  Chase Manhattan Bank

         (b)      Pacific Life & Annuity Company
                  Account No. 9102691756
                  ABA No. 021-000-021
                  Chase Manhattan Bank

         (c)      Pacific Select Distributors, Inc.
                  Account No. 14172-06783
                  ABA No. 121-000-358
                  Bank of America

2. The bank, account numbers and routing instructions (ABA Numbers) set forth in paragraph 1 above may only be changed in writing, executed by then current authorized parties as designated in resolutions adopted by the Board of the entity seeking the change. A current Secretary's Certificate and a Certificate of Encumbency for each of Pacific Life Insurance Company (Pacific Life), Pacific Life & Annuity Company (PL&A) and Pacific Select Distributors, Inc. (PSD) is attached. Note that current Board resolutions of Pacific Life and PL&A require two authorized signatories:

              (1)      Chairman of the Board
                       or
                       President
                       or
                       Senior Vice President & Chief Financial Officer and
              (2)      Vice President & Treasurer
                       or
                       Assistant Treasurer

         PSD Board resolutions currently require 2 authorized signatories as follows:

              (1)      Chairman of the Board
                       or
                       President
                       and
              (2)      Chief Financial Officer or Secretary

         An updated Secretary's Certificate and Certificate of Encumbency must accompany any request to change banks, bank account numbers or routing instructions to confirm authorized signatories. Only an originally signed document executed by the authorized signatories is acceptable to affect such change (no copies or facsimiles). Signatures must be matched against specimen signatures, which are on file with State Street.

3. The Chairman, President and any Vice President of the Pacific Select Fund are authorized to give wire instructions for wires from Pacific Select Fund to Pacific Life Insurance Company, Pacific Life & Annuity Company and Pacific Select Distributors, Inc. as described in paragraph 1 above. Currently, those persons are:

                  Thomas Sutton, Chairman
                  Glenn Schafer, President
                  Brian Klemens, Vice President & Treasurer
                  Sharon Cheever, Vice President & Counsel
                  Diane Ledger, Vice President & Assistant Secretary Audrey Milfs, Vice President & Secretary

The Fund will advise State Street if there is any change to this list of authorized signatories.

         Such instructions may only be given in writing, including via facsimile. Signatures must be matched against specimen signatures, which are on file with State Street.

EFFECTIVE DATE: June 1, 2000

AGREED TO AND ACCEPTED BY:

PACIFIC SELECT FUND                            STATE STREET BANK AND
                                               TRUST COMPANY OF
                                               CALIFORNIA, N.A.

By:  /s/ Diane N. Ledger                       By: /s/ Lynda A. Vogel
   -------------------------------                ---------------------------
Name: Diane N. Ledger                          Name:   Lynda A. Vogel
                                                    -------------------------
Title: Vice President & Assistant Secretary    Title:  Senior Vice President
                                                     ------------------------
                                       38

                                   EXHIBIT B-1



                            OUTSIDE PRICING SERVICES

      PRICING SERVICE                PRIMARY SECURITIES PRICED

INTERACTIVE DATA CORPORATION        INTERNATIONAL AND MORTGAGE

REUTERS                             DOMESTIC EQUITIES AND INTERNATIONAL

MULER DATA                          BONDS OTHER THAN MORTGAGE

MERRILL LYNCH                       BONDS OTHER THAN MORTGAGE

BLOOMBERG                           VERFICATION SOURCE ONLY





EFFECTIVE DATE: June 1, 2000

AGREED TO AND ACCEPTED BY:

PACIFIC SELECT FUND                      STATE STREET BANK AND
                                         TRUST COMPANY OF
                                         CALIFORNIA, N.A.

By: /s/ Diane N. Ledger                  By: /s/ Lynda A. Vogel
    --------------------------------         -----------------------------------
Name:  Diane N. Ledgr                    Name:  Lynda A. Vogel
Title: Vice President & Assistant        Title: Senior Vice President
       Secretary

                                   EXHIBIT B2

                               PACIFIC SELECT FUND
                              VALUATION PROCEDURES

Pursuant to Rule 22c-1 under the Investment Company Act of 1940 (the "Act"), Pacific Select Fund (the "Fund") values its securities each business day. The procedures set forth below shall be used to ensure that the Fund's securities are appropriately valued on a daily basis.

A. Valuation of securities - applicable requirements

The Fund's securities and other assets ("Securities") shall be valued consistent with the requirements of the Act and the rules thereunder and the policies described in the registration statement for the Fund as filed with the Securities and Exchange Commission ("SEC") from time to time, which provides, in particular, that all prices will be determined as of 4:00 p.m. Eastern time. In addition, the Fund will look to the guidance provided by the SEC and other pertinent authorities. Pacific Life (the "Adviser") and/or Portfolio Managers will assist State Street Bank and Trust Company of California, N.A. ("State Street") the Fund's Custodian, in determining or confirming the value of any Securities for which State Street seeks assistance or identifies for review. To assist in this review, Portfolio Managers may request such reports (e.g., "exception reports") as State Street regularly produces to assist Portfolio Managers in fulfilling this review obligation.

B. Securities for which market quotations are readily available

   1. The Securities held by the Money Market portfolio shall be valued in accordance with the Fund's "Procedures for Amortized Cost Valuation of Portfolio Securities of the Money Market Portfolio of Pacific Select Fund".

           2. For other portfolios, the value of Securities (domestic and foreign) shall be obtained by State Street from pricing sources approved by the Fund's Board of Trustees (the "Board") as set forth on Attachment A, ("Approved Sources") which may be amended from time to time. Prices used shall be:

            (a) the last reported sales prices on the pricing tape from, or otherwise provided by, an Approved Source for equity Securities; or

            (b) the mean between the bid and asked prices for all debt Securities; and for equity Securities, including options contracts, if their last sale prices are not available. (If there is no bid for an option contract that has an offer of $3.00 or less, the bid will be assumed to be zero for purposes of determining the mean).

   3. State Street shall implement reasonable procedures to verify Fund prices and provide a copy of such procedures to the Board. State Street shall notify the Adviser and the Board of any proposed changes to such procedures prior to implementation.

   4. With respect to Securities denominated in a foreign currency, State Street shall convert quotations to U.S. dollar equivalents using currency exchange rates from such provider as it deems reliable. (The rate may be determined at a time earlier than 4:00 p.m. Eastern time.)

If information becomes known to State Street after the time the net asset value is calculated on any business day, such information may be assessed prospectively to adjust the price of a Security. Such information may include late dividend notification, corporate actions, and corrected/adjusted last sale prices from an exchange.

If an exchange or market closes earlier than its regularly scheduled closing time, if there is a trading halt for individual Securities, or if there is an unscheduled market closure (e.g., in the event of a natural disaster, strikes, news of significant governmental actions, regulatory trading halts, system failures, terrorist threats or activities, or armed conflict, etc.), prices determined in accordance with Sections B and C of these procedures will be presumed reliable and accurate, unless or until the Adviser or Portfolio Manager believes the value to be inaccurate; provided that, and on each day the Fund values its shares while such closure or halt is effective, the Portfolio Manager shall review the circumstances and confirm to the Adviser and State Street whether it believes the value used by the Fund remains accurate.

C.   Alternative valuation methods

In the event an Approved Source does not provide a price for a Security or the Adviser or Portfolio Manager believes a price to be inaccurate, Securities may be valued using an alternative valuation method described below. Since prices determined under this Section C are determined objectively, they need not be reviewed or ratified by the Valuation Committee described in Section E of these procedures, although any such price determination remains subject to the jurisdiction of the Valuation Committee and the Board.

     1.   Broker-Dealer quotes

          a) The Portfolio Manager will obtain a price quotation from an established market-maker in that particular Security and provide that quote and identify the market-maker to State Street1; or, the Adviser may direct State Street to seek to obtain a quote from a market-maker; or

          b) If a price cannot be obtained from an established market-maker, the Portfolio Manager will seek to obtain quotations from at least two broker/dealers and provide those quotes and identify the broker/dealers to State Street1; or, the Adviser may direct State Street to seek to obtain such quotes from at least two broker/dealers. In the event that the price quotations from the broker/dealers are different, an average of the quotations will be used, provided, however, (i) the Portfolio Manager (or Adviser) may reject a quotation that has been received from a broker/dealer if the Portfolio Manager (or Adviser) reasonably believes that it is inaccurate; and (ii) if, after contacting at least three broker/dealers, State Street or the Portfolio Manager is only able to obtain a price quotation for a particular Security from one broker/dealer, the price quoted by that broker/dealer may be used to value the Security.

     2.   Benchmark valuation method for debt securities

          a) At the time of purchase of a debt Security for which market quotations either are not readily available or are deemed to be unreliable or inaccurate, the duration of the Security is to be determined by the Portfolio Manager. A Treasury issue of similar duration will then be selected by the Portfolio Manager to serve as a proxy for the price movements of the Security. An initial price spread will be established between the Security and the selected Treasury issue. The price of the Security will then move in tandem with price movements in the selected Treasury issue, while maintaining the initial price spread.

          b) The duration of the Security will be reviewed once a month by the Portfolio Manager, and at any other time that the Portfolio Manager believes that there may have been a material change in the duration of the Security. Should the duration change, another Treasury issue of similar duration will be chosen to serve as proxy. The Portfolio Manager will also review (and update as necessary) the price spread.

          c) The Portfolio Manager will transmit prices generated by this method to State Street in time for them to be incorporated into the Fund's daily net asset value calculation (as requested by State Street). A quarterly report will be prepared for the Board to review the results of the benchmark valuations.

     3.   Procedure for valuation of stock rights of non-U.S. issuers

________________________
          /1/ To avoid confusion, advice to State Street should include complete name of Security, cusip number, and coupon and maturity date (if applicable).

          The following equation is to be used to determine the value of stock rights for which market quotations are not readily available or for which market quotations are available but, in the judgment of the Portfolio Manager, the value that could be realized upon disposition of the right is less than the market quotation:

          Value of one right/2/ = Market Value of stock, ex rights - Subscription Price (X)
                                  ---------------------------------------------------------
                                  Number of rights required to purchase one share

              V\\r\\ = P\\r\\  -  P/i/  (X)
              ------------------------
                          #
          where:

          P\\r\\ = Ex rights price of the stock

          P/i/   = Subscription price

          #      = Number of rights required to purchase a new share of stock

          V//r// = Value of one right
          X      = Discount factor (which must be 1.0 or less) that may apply at the discretion of the Portfolio Manager, which takes into account thin trading volume as determined by the Portfolio Manager.

D.   Valuation changes

If events materially affecting the value of Securities occur between the time of their last sale on the exchange or market on which they trade and 4:00 p.m. Eastern time, the procedures set forth in Section E of these procedures may be followed. Under these circumstances, the Adviser or Portfolio Manager or both, may, at its or their discretion, determine if the value of the Securities should be re-evaluated to reflect a more current fair market value.

If any valuation change would be called for under these procedures, State Street shall make any changes in a price required in accordance with the Guidelines Regarding Standard of Materiality for Pricing Errors adopted by the Board.

E.   Valuation committee and related procedures

If a market price or quotation for a Security cannot be determined based on the above procedures, or if any market price or quotation is deemed to be unreliable or inaccurate by the Adviser or a Portfolio Manager, the price of such a Security shall be determined by or under the direction of the Valuation Committee (the "Committee") under the procedures in this section.

     1. In adopting these procedures, the Board has established a Committee. The Committee is established to value Securities for which market prices or quotations are not readily available or are deemed to be unreliable and to review fair value determinations made by the Adviser or a Portfolio Manager.

     2. The members of the Committee shall consist of any two or more Trustees of the Board, at least one of which shall be a Trustee who is not an "interested person" of the Fund, as defined under the Act. The two or more Trustees who serve as the members may vary from meeting to meeting. The Committee shall be assisted by such of the Fund's officers or employees of the Adviser or another Portfolio Manager as deemed appropriate by the Committee or by the Adviser or pertinent Portfolio Manager.

     3. Two members shall be necessary to constitute a quorum of the Committee. At any meeting of the Committee, the decision of a majority of the members present and voting shall be determinative as to any matter submitted to a vote. Committee meetings may be held in person or by telephone or other media, or through written consent in lieu of a meeting. Notice of the meeting may be in writing or by telephone or

________________________
          /2/ In no instance should the value used be less than zero other means of communication.

     4. The Committee will consult with the Adviser and, if appropriate, with the appropriate Portfolio Manager as needed to assist it in reaching valuation determinations.

     5. The pricing methodology for a Security for which market quotes either are not readily available or are deemed to be unreliable or inaccurate, shall be determined initially by or under the direction of the Committee. Such determination shall be made in accordance with the valuation procedures established herein and any of the pricing policies established in the future by the Committee.

     6. When the Committee determines the valuation of a particular Security, it will utilize such information that it may deem appropriate to arrive at a price. As a general principle, the price should be what a portfolio might reasonably expect to receive from the current sale of that Security. Sources of information may include broker/dealers or other financial institutions, the issuer, analysts, publicly available information from filings made with the SEC, other information believed to be reliable, or, in the case of exchange-traded Securities, the appropriate stock exchange. The Committee may consider the recommendation of the Portfolio Manager and, where applicable, the Adviser, with respect to the valuation of the Security; and may consider different methodologies to determine fair value, such as (but not limited to) multiple of earnings, discount from a similar freely traded Security, yield to maturity, or a combination of the foregoing. Information that the Committee may take into account includes, but is not limited to, the following:

          .    The type of security and cost at purchase date;
          .    Size of a portfolio's holdings;
          .    Fundamental analytical data relating to the Security;
          .    Issuer financial statements;
          .    Any restrictions on disposing of the Security;
          .    Special reports prepared by analysts;
          .    Information concerning recent transactions or offers with respect to the Security;
          .    Existence of merger proposals or tender offers affecting the
               Security;
          .    Price and extent of public trading of the Security on foreign exchanges, similar securities of the issuer or securities of comparable issuers;
          .    Discount from market value of unrestricted securities of the same class of security;
          .    Forces that may influence the market in which the Security is traded;
          .    Information derived from world financial markets and comparable financial products;
          .    The value of other financial instruments, including derivative securities, traded on other markets or among dealers;
          .    Trading volumes on markets, exchanges or among dealers;
          .    Values of baskets of securities traded on other markets,
               exchanges or among dealers;
          .    Change in interest rates;
          .    Observations from financial institutions;
          .    Government (domestic or foreign actions or pronouncements);
          .    Other news events; and
          .    Other matters deemed appropriate by the Committee.

In the case of emergencies or other unusual situations (an "Event"), the following additional factors should be considered:

          .    Nature and duration of Event;
          .    Forces influencing the operation of the financial markets;
          .    Likelihood of recurrence of the Event;
          .    Whether the effects of the Event are isolated or whether they affect entire markets, countries, or regions.

The information considered in any determination of fair value under this section together with, to the extent practicable, judgment factors considered by the Committee in reaching its decisions, shall be documented in minutes that shall be kept of the proceedings of the Committee.

     7.   Delegation.

          (a) A Pricing Adviser, as defined below, may, without a meeting of the Committee:

               (i) fair value, for any length of time, any number of Securities if the aggregate change in value of all such Securities in a particular portfolio prior to such fair value and afterwards would not have a material effect on that portfolio; and

               (ii) fair value, for a period not to exceed three business days, an y Security or group of Securities if the aggregate change in value would have a material effect on a portfolio.

          (b) In addition, the Committee may, on a case by case basis, delegate to the Adviser or a Portfolio Manager or to both (each a "Pricing Adviser") the specific authority to determine fair value on business days on which a meeting of the Committee is not held, and the Pricing Adviser may determine the fair value of one or more Securities in accordance with these procedures for so long as permitted, on a case by case basis, by the Committee.

     8. Ratification. Any determinations of fair value made by the Pricing Adviser without a meeting of the Committee as provided under Paragraph 7 above shall be submitted for approval and ratification to either the Committee or to the Board at the next regularly scheduled meeting.

     9. If a Security that has been valued in accordance with this Section E can on any subsequent business day be valued under the procedures in Sections B or C of these procedures, then the procedures in Paragraphs B or C shall be used, unless the Adviser or a Portfolio Manager believes such value is not fair or reliable.

     10. In the event of any fair value determined under the delegation procedures described under Paragraph 7 above, the Pricing Adviser shall report and provide such information to the Committee as the Committee may reasonably request to document compliance with these procedures, including the information considered in the determination of fair value and, to the extent practicable, judgment factors considered in reaching the pricing decision.

     11. Any determination of fair value made by the Committee under this Section E shall have the same effect as if made by the entire Board. The Committee shall report to the Board at the next regularly scheduled meeting following each meeting of the Committee or circumstance in which a Security has been valued in accordance with this Section. The Committee will provide the Board with minutes of its meetings outlining decisions made and will make available, upon request, all information considered in reaching its decisions, which information shall be retained in the records of the meetings of the Committee.

F.   Reports

The Portfolio Managers shall report and provide such information to the Board as the Board may reasonably request to show compliance with these pricing and fair value procedures.

The Adviser shall provide a summary of all Securities fair valued pursuant to Section E, Paragraph 7 of these procedures and minutes of any Committee meeting held during a quarter at the next regularly scheduled Board meeting.

                                  Attachment A

                APPROVED PRICING SOURCES FOR PACIFIC SELECT FUND

                          Interactive Data Corporation
                              Reuters America, Inc.
                                   Muller Data
                    Merrill Lynch Securities Pricing Services
                                 Bloomberg LP/3/
                                 FRI Corporation
                                 Street Software
     Any exchange or market on which Securities held by the Fund are traded



_____________________
          /3/ Including broker quote pages and alternate exchange/market trades or quotes

                                 Pacific Life's
            Internal Process For Potential Fair Valuation Situations

The following is the general process used in connection with valuation of Fund
Securities:

1. State Street advises Pacific Life if trading in a Security has halted or an exchange has an unscheduled or early close. This may happen, for example, in the event of a natural disaster, strikes, news of significant governmental actions, regulatory trading halts, system failures, terrorist threats or activities, or armed conflict.

2. State Street investigates circumstances and contacts the Portfolio Manager for information about the subject Security(s) and to inquire if the Portfolio Manager believes the Security(s) should be fair valued and if the Portfolio Manager is fair valuing the Security for its proprietary funds and, if so, at what value and the basis for such valuation. If the Portfolio Manager believes the last reported sales price from an Approved Source reflects the appropriate values then that value is used and the "Fair Valuation Process" is not implemented. Otherwise, we proceed to Paragraph 3 below.

3. State Street then provides Pacific Life with the above information, any information it gathers independently, which may include news announcements and articles, and when possible, information as to the value of related securities, such as ADRs, EDRs, GDRs, I shares and derivatives, the value of comparable shares traded on other exchanges, and valuation of the Security(s) by other State Street clients.

4. Pacific Life may consult with other Portfolio Managers or third parties to determine how other parties are valuing a Security(s). Within Pacific Life, members of the Variable Regulatory Compliance staff who work on Fund matters (currently, Laurene MacElwee, Jean Kim, Elizabeth Cordova, Michelle Zylla, and Kevin Steiner) and the "Valuation Team" from Pacific Life's Enterprise Risk Management Unit (currently, Hany Gobreial, Gordon Delianedis, David Smith and Jane Hsu) consult with in-house counsel (currently, Robin Yonis; or in her absence, Doug Dick at Dechert, outside counsel) to review and discuss the information obtained. Pacific Life generally presumes that the value used by the Manager for its proprietary accounts, or recommended or suggested to Pacific Life for use by the Fund, is an accurate value. Pacific Life reviews those values to make sure they are not unreasonable in light of the information obtained. Upon sign off from Hany, Gordon, David or Jane, Pacific Life will generally parallel the Portfolio Manager's actions for its proprietary funds or its recommendation. If two or more Portfolio Managers recommend different prices for the same Security, Pacific Life will review the information and circumstances and determine one value to use for all portfolios holding the same Security.

5. If trading or pricing sources do not resume within three business days, Pacific Life will prepare a memo outlining the facts and situation, and will call a Valuation Committee Meeting if required by the Fund's Valuation Procedures.

6. When a price from an Approved Source remains unchanged for ten consecutive business days, State Street will contact the Portfolio Manager to confirm that the price being used is still valid or if we need to initiate the Fair Valuation Process. We do not consider continued use of an unchanged price to be a Fair Valuation.

If the information called for or personnel described above are not available, Pacific Life uses its best efforts to use this process, to the extent practicable, to make determinations in accordance with the Fund's Valuation Procedures.

                                  PACIFIC LIFE

                               PRICING PROCEDURES


Completion Goal

All daily functions impacting the NAV should be posted by 3:00 p.m. Pre-pricing NAV roll forwards and senior checks should be completed and reviewed by 3:15 p.m. Post Pricing NAV roll forwards and pricing verification should be completed by 5:00.

Review Goal

Either an Account Manager or Senior Accountant reviews all funds pricing on a daily basis. All manual prices, securities that do not price on a pricing feed, are updated by the Fund Accountant and input is verified to the source by the Account Manager or Senior Accountant. This review should be completed by end of day, before NAV's are reported to Pacific Life (Transfer Agency).

Manual Prices
      . If a security does not price that normally comes through a feed, Bloomberg, IDC and/or BCAR should be reviewed to ensure there wasn't a corporate action on the security today.
      . Pull price from IDC and input. See pricing source authorization agreement for pricing methodology. Attach backup from Bloomberg, IDC and/or BCAR showing there was no corporate action and turn in for review.
      . If the security continues to no-price further research needs to be done to find out why the source no longer provides a price and to get the security feeding in again.

NAV Automated Roll forward

      . Ending general ledger balances are pulled from PAS before pricing. The current day NAV roll forward amounts are compared to previous day's NAV roll forward for reasonableness.
      . Recalculate "as-of effect" using long formula. Large "as-of effects" (**.001) should be checked and verified to funds share reports.
      .  Verify NAV roll forward to pricing reports.

Automated Senior Check

      . The Senior check schedule is generated with the automated NAV roll forward
      . Account activity from previous day is compared to account activity for current day on capital, income, and expense accounts.
      . Schedule should be reviewed for reasonableness on all general ledger accounts.

** Denotes greater than

Pricing Report Steps

Review all prices, including all manually priced securities as well as all securities priced via a pricing feed.
Verify price changes that appear on the Pricing Stratification report (10003) as well as fund impact on the Daily Pricing report (10157) using the following guidelines:

         Domestic and Foreign Stocks: (Common & Preferred)
         If the change is over 10% and the price went down or If the adjusted difference is over .01

             .  Verify the price with the primary source if it is a manual
             . Verify the price to a second source (i.e., Bloomberg, Reuters, IDC)
             . Obtain supporting evidence from Bloomberg (i.e., stock dividends, corporate actions or related
                   News)
             . Review for materiality. If there is a material impact to the fund, advise Manager or Advisor.


            EXCEPTION** Small Cap Index - down 20%, up 40% or anything over .01
             .  Verify the price with the primary source if it is a manual
             .  Verify the Price to a second source (i.e., Bloomberg, Reuters,
                IDC)
             . Obtain supporting evidence from Bloomberg (i.e., stock dividends, corporate actions or related
                   News)


         If price goes down more than 15% for foreign and 20% for domestic then pull the DVD and CACS screens from Bloomberg to ensure we didn't miss a corporate action.


         Bonds:
         If % change is over 2%:
             .  Verify the price with the primary source if it is a manual
             .  Verify the Price to a second source (i.e., Bloomberg, Reuters,
                IDC)

         If % change is over 5% or the adjusted difference is over .01:
             .  Verify the price with the primary source if it is a manual
             .  Verify the Price to a second source (i.e., Bloomberg, Reuters,
                IDC)
             . Obtain supporting evidence from Bloomberg (i.e., stock dividends, corporate actions or related
                   News)

Exchange Rate

         If change is over 2%, check spot rate against Bloomberg and News for the Country.

           Verify Trades on Pricing (10157):
             Check your trades for the day:
              Change in price
              X
              Shares
              = AP/DP
              - Adjusted difference on Pricing report 10157
              = difference
         This difference should not be more than .125 (1/8 cent) of your fund (1/2 cent divided by 4). If the difference is more, we will need a histogram (GIMH) with rollforward. Please include the trade information (shares and price) on your screen print. Verify your trade is within the range for that security for the day. Note: If you had numerous trades you need to verify any trade where the ap/dp is greater than a penny. Otherwise you need to verify all trades.

COUNTRY                 CURRENCY    Time (15:00 CST)
-------                 --------    ----------------
INDIA                   INR                2:30
INDONESIA               IDR                4:00
THAILAND                THB                4:00
HONG KONG               HKD                5:00
MALAYSIA                MYR                5:00
PHILIPPINES             PHP                5:00
SINGAPORE               SGD                5:00
TAIWAN                  TWD                5:00
JAPAN                   JPY                6:00
SOUTH KOREA             KRW                6:00
AUSTRALIA               AUD              5:00-8:00
MEXICO                  MXN             13:00-15:00
CANADA                  CAD             13:30-16:00
BRAZIL                  BRL             14:00-18:00
PERU                    PEN                16:00
NETHERLANDS             EUR                17:00
IRELAND                 GBP                21:00
PORTUGAL                EUR                21:00
UNITED KINGDOM          GBP                21:00
AUSTRIA                 EUR                22:00
CZECH REPUBLIC          CZK                22:00
DENMARK                 DKK                22:00
FRANCE                  EUR                22:00
GERMANY                 EUR                22:00
HUNGARY                 HUF                22:00
ITALY                   EUR                22:00
NORWAY                  NOK                22:00
SPAIN                   EUR                22:00
SWEDEN                  SEK                22:00
SWITZERLAND             CHF                22:00
EGYPT                   EGP                23:00
FINLAND                 EUR                23:00
GREECE                  EUR                23:00
ISRAEL                  ILS                23:00
SOUTH AFRICA            ZAR                23:00
TRUKEY                  TRL                23:00
ZIMBABWE                ZWD                23:00

          EXHIBIT C: STATE STREET GLOBAL CUSTODY NETWORK SUBCUSTODIANS
                                September, 2002

Country              Subcustodian
Argentina            Citibank, N.A.

Australia            Westpac Banking Corporation

Austria              Erste Bank der Osterreichischen Sparkassen AG

Bahrain              HSBC Bank Middle East
                     (as delegate of the Hongkong and Shanghai Banking Corporation Limited)

Bangladesh           Standard Chartered Bank

Belgium              Fortis Bank nv-sa

Benin                via Societe Generale de Banques en Cote d'Ivoire, Abidjan,
                     Ivory Coast

Bermuda              The Bank of Bermuda Limited

Bolivia              Citibank, N. A.

Botswana             Barclays Bank of Botswana Limited

Brazil               Citibank, N.A.

Bulgaria             ING Bank N.V.

Burkina Faso         via Societe Generale de Banques en Cote d'Ivoire, Abidjan,
                     Ivory Coast

Canada               State Street Trust Company Canada

Cayman Islands       Bank of Nova Scotia Trust Company (Cayman) Ltd.

Chile                BankBoston, N.A.

People's Republic    Hongkong and Shanghai Banking Corporation Limited,
of China             Shanghai and Shenzhen branches

Colombia             Cititrust Colombia S.A. Sociedad Fiduciaria

Costa Rica           Banco BCT S.A.

Croatia              Privredna Banka Zagreb d.d

Cyprus               Cyprus Popular Bank Ltd.

Czech Republic       Eeskoslovenska Obchodni Banka, A.S.

Denmark              Danske Bank A/S

Ecuador              Citibank, N.A.

Egypt                HSBC Bank Egypt S.A.E.
                     (as delegate of the Hongkong and Shanghai Banking Corporation Limited)

Estonia               Hansabank

Finland               Nordea Bank Finland Plc.

France                BNP Paribas Securities Services, S.A.

Germany               Dresdner Bank AG

Ghana                 Barclays Bank of Ghana Limited

Greece                National Bank of Greece S.A.

Guinea-Bissau         via Societe Generale de Banques en Cote d'Ivoire, Abidjan,
                      Ivory Coast

Hong Kong             Standard Chartered Bank

Hungary               HVB Bank Hungary Rt.

Iceland               Icebank Ltd.

India                 Deutsche Bank AG
                      Hongkong and Shanghai Banking Corporation Limited

Indonesia             Standard Chartered Bank

Ireland               Bank of Ireland

Israel                Bank Hapoalim B.M.

Italy                 BNP Paribas Securities Services, S.A.

Ivory Coast           Societe Generale de Banques en Cote d'Ivoire

Jamaica               Scotiabank Jamaica Trust and Merchant Bank Ltd.

Japan                 Mizuho Corporate Bank Ltd.
                      Sumitomo Mitsui Banking Corporation

Jordan                HSBC Bank Middle East
                      (as delegate of the Hongkong and Shanghai Banking Corporation Limited)

Kazakhstan            HSBC Bank Kazakhstan
                      (as delegate of the Hongkong and Shanghai Banking
                      Corporation Limited)

Kenya                 Barclays Bank of Kenya Limited

Republic of Korea     Hongkong and Shanghai Banking Corporation Limited

Latvia                A/s Hansabanka

Lebanon               HSBC Bank Middle East
                      (as delegate of the Hongkong and Shanghai Banking Corporation Limited)

Lithuania             Vilniaus Bankas AB

Malaysia            Standard Chartered Bank Malaysia Berhad

Mali                via Societe Generale de Banques en Cote d'Ivoire, Abidjan,
                    Ivory Coast

Mauritius           Hongkong and Shanghai Banking Corporation Limited

Mexico              Banco Nacional de Mexico S.A.

Morocco             Banque Commerciale du Maroc

Namibia             Standard Bank Namibia Limited

Netherlands         KAS BANK N.V.

New Zealand         Westpac Banking Corporation

Niger               via Societe Generale de Banques en Cote d'Ivoire, Abidjan,
                    Ivory Coast

Nigeria             Stanbic Bank Nigeria Limited

Norway              Nordea Bank Norge ASA

Oman                HSBC Bank Middle East
                    (as delegate of the Hongkong and Shanghai Banking Corporation Limited)

Pakistan            Deutsche Bank AG

Palestine           HSBC Bank Middle East
                    (as delegate of the Hongkong and Shanghai Banking
                    Corporation Limited)

Panama              BankBoston, N.A.

Peru                Citibank, N.A.

Philippines         Standard Chartered Bank

Poland              Bank Handlowy w Warszawie S.A.

Portugal            Banco Comercial Portugues

Qatar               HSBC Bank Middle East
                    (as delegate of the Hongkong and Shanghai Banking Corporation Limited)

Romania             ING Bank N.V.

Russia              ING Bank (Eurasia) ZAO, Moscow

Senegal             via Societe Generale de Banques en Cote d'Ivoire, Abidjan,
                    Ivory Coast

Singapore           The Development Bank of Singapore Limited

Slovak Republic     Ceskoslovenska Obchodni Banka, A.S., pobocka zahranicnej
                    banky v SR

Slovenia            Bank Austria Creditanstalt d.d. - Ljubljana

South Africa        Nedcor Bank Limited

                         Standard Bank of South Africa Limited

Spain                    Banco Santander Central Hispano S.A.

Sri Lanka                Hongkong and Shanghai Banking Corporation Limited

Swaziland                Standard Bank Swaziland Limited

Sweden                   Skandinaviska Enskilda Banken

Switzerland              UBS AG

Taiwan - R.O.C.          Central Trust of China

Thailand                 Standard Chartered Bank

Togo                     via Societe Generale de Banques en Cote d'Ivoire,
                         Abidjan, Ivory Coast

Trinidad & Tobago        Republic Bank Limited

Tunisia                  Banque Internationale Arabe de Tunisie

Turkey                   Citibank, N.A.

Uganda                   Barclays Bank of Uganda Limited

Ukraine                  ING Bank Ukraine

United Arab Emirates     HSBC Bank Middle East
                         (as delegate of the Hongkong and Shanghai Banking
                         Corporation Limited)

United Kingdom           State Street Bank and Trust Company,  London Branch

Uruguay                  BankBoston, N.A.

Venezuela                Citibank, N.A.

Vietnam                  The Hongkong and Shanghai Banking Corporation Limited

Zambia                   Barclays Bank of Zambia Limited

Zimbabwe                 Barclays Bank of Zimbabwe Limited

          EXHIBIT D: STATE STREET GLOBAL CUSTODY NETWORK DEPOSITORIES
                          OPERATING IN NETWORK MARKETS
                                 September 2002

         Country               Depositories

         Argentina             Caja de Valores S.A.

         Australia             Austraclear Limited

         Austria               Oesterreichische Kontrollbank AG
                               (Wertpapiersammelbank Division)

         Bahrain Exchange      Clearing, Settlement, and Depository System of
                               the Bahrain Stock

         Belgium Caisse Interprofessionnelle de Depots et de Virements de Titres, S.A.
                               Banque Nationale de Belgique

         Benin                 Depositaire Central - Banque de Reglement

         Bermuda               Bermuda Securities Depository

         Brazil                Central de Custodia e de Liquidacao Financeira de
         (CETIP)               Titulos Privados
                               Companhia Brasileira de Liquidacao e Custodia
                               Sistema Especial de Liquidacao e de Custodia
                               (SELIC)

         Bulgaria              Bulgarian National Bank
                               Central Depository AD

         Burkina Faso          Depositaire Central - Banque de Reglement

         Canada                Canadian Depository for Securities Limited

         Chile                 Deposito Central de Valores S.A.

         People's Republic     China Securities Depository and Clearing
         of China              Corporation Limited
                               Shanghai Branch
                               China Securities Depository and Clearing
                               Corporation Limited
                               Shenzhen Branch

         Colombia              Deposito Central de Valores
                               Deposito Centralizado de Valores de Colombia S.A. (DECEVAL)

         Costa Rica            Central de Valores S.A.

         Croatia               Ministry of Finance
                               National Bank of Croatia
                               Sredisnja Depozitarna Agencija d.d.

         Cyprus                Central Depository and Central Registry

         Czech Republic        Czech National Bank
                               Stredisko cennych papiru - Ceska republika

         Denmark                Vaerdipapircentralen (Danish Securities Center)

         Egypt                  Misr for Clearing, Settlement, and Depository
                                S.A.E.

         Estonia                Eesti Vaartpaberikeskus

         Finland                Suomen Arvopaperikeskus (Finnish Central
                                Securities Depository)

         France                 Euroclear France

         Germany                Clearstream Banking AG, Frankfurt

         Greece Apothetirion Titlon AE - Central Securities Depository Bank of Greece, System for Monitoring Transactions in Securities in Book-Entry Form

         Guinea-Bissau          Depositaire Central - Banque de Reglement

         Hong Kong              Central Moneymarkets Unit
                                Hong Kong Securities Clearing Company Limited

         Hungary                Kozponti Elszamolohaz es Ertektar (Budapest) Rt.
                                (KELER)

         Iceland                Iceland Securities Depository Limited

         India Central Depository Services India Limited National Securities Depository Limited Reserve Bank of India

         Indonesia              Bank Indonesia
                                PT Kustodian Sentral Efek Indonesia

         Israel                 Tel Aviv Stock Exchange Clearing House Ltd.
                                (TASE Clearinghouse)

         Italy                  Monte Titoli S.p.A.

         Ivory Coast            Depositaire Central - Banque de Reglement

         Jamaica                Jamaica Central Securities Depository

         Japan                  Bank of Japan  - Net System
                                Japan Securities Depository Center (JASDEC)
                                Incorporated

         Kazakhstan             Central Depository of Securities

         Kenya                  Central Bank of Kenya

         Republic of Korea      Korea Securities Depository

         Latvia                 Latvian Central Depository

         Lebanon Custodian and Clearing Center of Financial Instruments for Lebanon and the Middle East (Midclear) S.A.L. Banque du Liban

         Lithuania              Central Securities Depository of Lithuania

         Malaysia                    Malaysian Central Depository Sdn. Bhd.
                                     Bank Negara Malaysia

         Mali                        Depositaire Central - Banque de Reglement

         Mauritius                   Central Depository and Settlement Co. Ltd.
                                     Bank of Mauritius

         Mexico                      S.D. Indeval, S.A. de C.V.

         Morocco                     Maroclear

         Netherlands NECIGEF)        Nederlands Centraal Instituut voor Giraal
                                     Effectenverkeer B.V.

         New Zealand                 New Zealand Central Securities Depository
                                     Limited

         Niger                       Depositaire Central - Banque de Reglement

         Nigeria                     Central Securities Clearing System Limited

         Norway                      Verdipapirsentralen (Norwegian Central
                                     Securities Depository)

         Oman                        Muscat Depository & Securities Registration
                                     Company, SAOC

         Pakistan                    Central Depository Company of Pakistan
                                     Limited
                                     State Bank of Pakistan

         Palestine                   Clearing Depository and Settlement, a
                                     department of the Palestine Stock Exchange

         Panama                      Central Latinoamericana de Valores, S.A.
                                     (LatinClear)

         Peru Caja de Valores y Liquidaciones, Institucion de Compensacion y Liquidacion de Valores S.A

         Philippines                 Philippine Central Depository, Inc.
                                     Registry of Scripless Securities (ROSS) of the Bureau of Treasury

         Poland                      Krajowy Depozyt Papierow Wartosciowych S.A.
                                     (National Depository of Securities)
                                     Central Treasury Bills Registrar

         Portugal INTERBOLSA - Sociedade Gestora de Sistemas de Liquidacao e de Sistemas Centralizados de Valores Mobiliarios, S.A.

         Qatar Central Clearing and Registration (CCR), a department of the Doha Securities Market

         Romania Bucharest Stock Exchange Registry Division National Bank of Romania
                                     National Securities Clearing, Settlement and Depository Company

         Russia Vneshtorgbank, Bank for Foreign Trade of the Russian Federation

         Senegal                 Depositaire Central - Banque de Reglement

         Singapore               Central Depository (Pte) Limited
                                 Monetary Authority of Singapore

         Slovak Republic         National Bank of Slovakia
                                 Stredisko cennych papierov SR, a.s.

         Slovenia KDD - Centralna klirinsko depotna druzba d.d.

         South Africa            Central Depository Limited

                                 Share Transactions Totally Electronic
                                 (STRATE) Ltd.

         Spain                   Banco de Espana
                                 Servicio de Compensacion y Liquidacion de
                                 Valores, S.A.

         Sri Lanka               Central Depository System (Pvt) Limited

         Sweden                  Vardepapperscentralen  VPC AB
                                 (Swedish Central Securities Depository)

         Switzerland             SegaIntersettle AG (SIS)

         Taiwan - R.O.C.         Taiwan Securities Central Depository Company
                                 Limited

         Thailand                Bank of Thailand
                                 Thailand Securities Depository Company Limited

         Togo                    Depositaire Central - Banque de Reglement

         Trinidad and Tobago     Trinidad and Tobago Central Bank

         Tunisia Societe Tunisienne Interprofessionelle pour la Compensation et de Depots des Valeurs Mobilieres (STICODEVAM)

         Turkey                  Central Bank of Turkey
                                 Takas ve Saklama Bankasi A.S. (TAKASBANK)

         Uganda                  Bank of Uganda

         Ukraine                 Mizhregionalny Fondovy Souz
                                 National Bank of Ukraine

         United Arab Emirates    Clearing and Depository System,
                                 a department of theDubai Financial Market

         Venezuela               Banco Central de Venezuela

         Vietnam Securities Registration, Clearing and Settlement, Depository Department of the Securities Trading Center

         Zambia                  Bank of Zambia

                                 LuSE Central Shares Depository Limited

TRANSNATIONAL

Euroclear

Clearstream Banking AG

                          EXHIBIT E: MARKET INFORMATION

Publication/Type of Information                  Brief Description
(scheduled frequency)

The Guide to Custody in World Markets  An overview of settlement and safekeeping
(hardcopy annually and regular         procedures, custody practices and foreign
website updates)                       investor considerations for the markets
                                       in which State Street offers custodial
                                       services.

Global Custody Network Review          Information relating to Foreign
(annually)                             Sub-Custodians in State Street's Global
                                       Custody Network. The Review stands as an integral part of the materials that State
                                       Street provides to its U.S. mutual fund
                                       clients to assist them in complying with SEC Rule 17f-5. The Review also gives insight into State Street's market expansion and Foreign Sub-Custodian selection processes, as well as the procedures and controls used to monitor the financial condition and performance of our Foreign Sub-Custodian banks.

  Securities Depository Review Custody risk analyses of the Foreign Securities
                             Depositories presently

     (annually)  operating in Network markets. This publication is an integral part of the materials that State Street provides to its U.S.
        mutual fund clients to meet informational obligations created by
                                SEC Rule 17f-7.

Global Legal Survey                    With respect to each market in which
(annually)                             State Street offers custodial services,
                                       opinions relating to whether local law
                                       restricts (i) access of a fund's
                                       independent public accountants to books
                                       and records of a Foreign Sub-Custodian or Foreign Securities System, (ii) a fund's ability to recover in the event of bankruptcy or insolvency of a Foreign
                                       Sub-Custodian or Foreign Securities
                                       System, (iii) a fund's ability to recover in the event of a loss by a Foreign
                                       Sub-Custodian or Foreign Securities
                                       System, and (iv) the ability of a foreign investor to convert cash and cash equivalents to U.S. dollars.

Subcustodian Agreements                Copies of the contracts that State Street
(annually)                             has entered into with each Foreign
                                       Sub-Custodian that maintains U.S. mutual fund assets in the markets in which State
                                       Street offers custodial services.

Global Market Bulletin                 Information on changing settlement and
(daily or as necessary)                custody conditions in markets where State
                                       Street offers custodial services.
Includes changes in market and tax regulations, depository developments, dematerialization information, as well as other market changes that may impact State Street's clients.

Foreign Custody Advisories             For those markets where State Street
(as necessary)                         offers custodial services that exhibit
                                       special risks or infrastructures
                                       impacting custody, State Street issues
                                       market advisories to highlight those
                                       unique market factors which might impact our ability to offer recognized custody service levels.

Material Change Notices                Informational letters and accompanying
(presently on a quarterly              materials confirming State Street's
basis or as otherwise necessary)       foreign custody arrangements, including a
                                       summary of material changes with Foreign
                                       Sub-Custodians that have
                                            occurred during the previous
                                            quarter. The notices also identify
                                            any material changes in the
                                            custodial risks associated with
                                            maintaining assets with Foreign
                                            Securities Depositories.

                                    Exhibit F

                        INVESTORS FIDUCIARY TRUST COMPANY
                             A State Street Company
                           PACIFIC SELECT SERIES FUND
                                  FEE SCHEDULE
                  Effective July 1, 2000 through June 30, 2001

I.        INVESTMENT ACCOUNTING

          A.   Minimum Monthly Fee

               There is a monthly minimum fee of $2,625 per fund / portfolio. The monthly minimum fee per portfolio does not apply to any portfolio if the asset based fee discussed in I.B. below produces greater revenue than the aggregate minimum.

          B.   Asset Based Fee on a Total Relationship Basis

               1.70/100 of 1% (1.70 basis points) on the first $10.0 billion in assets 1.25/100 of 1% (1.25 basis points) on the next $6.0 billion in assets 1.0/100 of 1% (1.0 basis points) on all assets in excess of $16.0 billion in assets

     C.   Multi-class charges $350.00 per additional class


II.       SECURITY CUSTODY

          A.   Domestic Custody

               Asset-Based Fee on a total relationship basis:
                 .25/100 of 1% (.25 basis point) on the first $16.0 billion in assets
                 No asset charge on all assets in excess of $16.0 billion

               Transaction Fee, per transaction:

                 Basket Trades (Manual) - $10.00 per input security transaction Basket Trades (Automated) - $9.00 per input security transaction
                 Physical Delivery - $18.00
                 Book Entry - $10.00 DTC, PTC, FBE, BEMUNI, TIME DEP, FBE REPO, TRI PARTY REPO
                 Mortgage Backed Securities Principal & Income Paydown - $9.00 Repo - $50.00 per Fund, Per Month
                 Federal Funds Wire Received or Delivered - $6.00 per wire

          B.   Foreign Securities

               See Appendix I for Global Fee Agreement.

          C.   Balance Credits

               IFTC will offset fees with balance credits calculated at 75% of the bank credit rate (see below) applied to average custody collected cash balances for the month. Balance credits can be used to offset fees. Any credits in excess of fees will be carried forward from month to month through the end of the calendar year. For calculation purposes, IFTC uses an actual/actual basis.

               Note: The bank credit rate is the equivalent to the lesser of:

               . The average 91-day Treasury Bill discount rate for the month or

               . The average Federal Funds rate for the month less 50 basis points.

III.     NOTES TO THE ABOVE FEE SCHEDULE

A. Asset based fees will be billed monthly at 1/12/th/ of the annual stated rate based on monthly average net assets. Annual maintenance fees are payable monthly at 1/12/th/ of the annual stated rate.

B. The above schedule does not include out-of-pocket expenses that would be incurred by IFTC on the client's behalf. Examples of out-of-pocket expenses include but are not limited to record retentions, microfiche, disaster recovery, pricing and research services, overnight mailing services, foreign registration and script fees, etc. IFTC bills out-of-pocket expenses separately from service fees.

C. The fees stated above are exclusive of terminal equipment required in the client's location(s) and communication line costs.

D. Any fees or out-of-pocket expenses not paid within 30 days of the date of the original invoice will be charged a late payment fee of 1% per month until payment of fees are received by IFTC.

E. The above fee schedule is applicable for selections made and communicated within 90 days of the date of this proposal. The fees are guaranteed for a one-year period commencing on the effective date of the service agreement between IFTC and the client. All changes to the fee schedule will be communicated in writing at least 60 days prior to their effective date.

F. Overdrafts will be calculated at the monthly average Prime rate (as published in the Wall Street Journal) and charged on the monthly average overdraft balance.

G. Any fees, charges, costs, expenses, (including but not limited to brokerage charges, transfer fees, registration and re-registration fees) incurred as a result of terminating Chase Manhattan Bank as the foreign sub-custodian and State Street assuming responsibility for foreign custody shall be borne by State Street.

EFFECTIVE DATE:    July 1, 2000

AGREED TO AND ACCEPTED BY:

PACIFIC SELECT FUND                         STATE STREET BANK AND TRUST COMPANY
                                            OF CALIFORNIA, N.A.

By: /s/ Diane N. Ledger                     By: /s/ Lynda A. Vogel
  --------------------------                   ---------------------------

Name:  Diane N. Ledger                      Name: Lynda A. Vogel
                                                 -------------------------

Title: Vice President & Assistant           Title: Senior Vice President
       Secretary                                  ------------------------

                                   Appendix 1
                Pacific Select Series Fund - Global Custody Fees

-----------------------------------------------------------------------------------------------------------------
                          ASSET         TRANSACTION                                ASSET          TRANSACTION
  MARKET                 CHARGE           CHARGE               MARKET              CHARGE           CHARGE
-----------------------------------------------------------------------------------------------------------------
Argentina                    20               $ 85             Lithuania               30               $ 50
Australia                     3               $ 18             Luxembourg               7               $ 75
Austria                     7.5               $ 20             Malaysia               7.5               $ 50
Bahrein                      45               $150             Mauritius               35               $125
Bangladesh                   35               $135             Mexico                   9               $ 20
Belgium                     7.5               $ 20             Morocco                 35               $135
Belize                       50               $125             Namibia                 35               $100
Bermuda                      15               $ 75             Netherlands              4               $ 20
Bolivia                      35               $100             New Zealand              4               $ 20
Botswana                     35               $135             Norway                   5               $ 20
Brazil                       15               $ 75             Oman                    50               $150
Bulgaria                     45               $100             Pakistan                35               $135
Canada                        2               $ 20             Peru                    35               $125
Chile                        30               $125             Philippines             15               $ 90
China                        30               $135             Poland                  35               $ 95
Colombia                     40               $135             Portugal                10               $100
Croatia                      40               $100             Romania                 40               $100
Cyprus                       45               $125             Russia                  35               $150
Czech Republic               25               $135             Singapore                9               $ 20
Denmark                       4               $ 20             Slovakia                40               $100
Ecuador                      30               $ 75             Slovak Republic         40               $ 75
Eqypt                        35               $100             Slovania                45               $100
Estonia                      45               $ 50             South Africa             4               $ 20
Euroclear/Cedel               2               $ 10             South Korea             10               $ 55
Finland                      10               $ 20             Spain                  7.5               $ 20
France                        4               $ 20             Sri Lanka               25               $125
Germany                       4               $ 20             Swaziland               40               $100
Ghana                        35               $100             Sweden                 7.5               $ 20
Greece                       25               $135             Switzerland              4               $ 18
Hong Kong                   7.5               $ 20             Taiwan                  22               $135
Hungary                      35               $135             Thailand                10               $ 65
Iceland                      30               $ 50             Trinidad & Tobago       35               $100
India                        40               $135             Tunisia                 40               $100
Indonesia                   7.5               $ 85             Turkey                  15               $ 75
Ireland                       4               $ 20             Ukraine                 50               $275
Israel                       30               $ 75             United Kingdom           3               $ 20
Italy                         4               $ 20             Uruguay                 45               $125
Ivory Coast                  75               $150             Venezuela               35               $135
Jamaica                      40               $125             Zambia                  35               $100
Japan                         3               $ 18             Zimbabwe                30               $100
Jordan                       35               $135
Kenya                        30               $100
Latvia                       50               $ 50
-----------------------------------------------------------------------------------------------------------------

NOTE: Any country not listed above will be negotiated at time of investment. Out of Pocket Expenses: As incurred (e.g. stamp taxes, registration costs, script fees, special transportation costs, etc.).
EFFECTIVE DATE:    July 1, 2000

AGREED TO AND ACCEPTED BY:

PACIFIC SELECT FUND                     STATE STREET BANK AND TRUST COMPANY OF
                                        CALIFORNIA, N.A.

By: /s/ Diane N. Ledger                 By: /s/ Lynda A. Vogel
    ----------------------                  ------------------------

Name: Diane N. Ledger                   Name: Lynda A. Vogel
                                              ----------------------

Title: Vice President & Assistant       Title: Senior Vice President
       Secretary                             -----------------------

                                     1 of 1                             6/13/00

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